UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NUVASIVE, INC.

To Be Held May 18, 2017

The NuVasive, Inc. 2017 Annual Meeting of Stockholders will be held on May 18, 2017 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1. to elect three “Class I” Directors to hold office until the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. to hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2016;

4. to hold a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers in the future; and

5. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the Director nominees, “FOR” Proposals 2 and 3 and “ONE YEAR” for Proposal 4. Only stockholders of record at the close of business on March 23, 2017 will be entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 23, 2017, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares. After reading the accompanying Proxy Statement, please make sure to vote your shares: (i) by promptly voting electronically or telephonically as described in the accompanying Proxy Statement; (ii) if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card; or (iii) by attending the Annual Meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

April 5, 2017

SOLICITATION OF PROXIES FOR THE

NUVASIVE, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of NuVasive, Inc. (the “Company”) and contains information related to the Company’s 2017 Annual Meeting of Stockholders. The 2017 Annual Meeting of Stockholders will be held on May 18, 2017 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121, or any adjournments or postponements thereof, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has made proxy materials available on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2017 Annual Meeting of Stockholders. The Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders was filed with the U.S. Securities and Exchange Commission on April 5, 2017, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE NUVASIVE, INC. 2017 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended December 31, 2016 are available electronically at www.proxydocs.com/NUVA

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 23, 2017 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2017 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO VOTE YOUR SHARES. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THE ACCOMPANYING PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS BY MAIL, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

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PROXY STATEMENT SUMMARY 2017 ANNUAL MEETING OF STOCKHOLDERS

To assist you in reviewing the Proxy Statement for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Date and Time	May 18, 2017 at 8:00 AM (local time)
Place	NuVasive, Inc. Corporate Headquarters 7475 Lusk Boulevard, San Diego, CA 92121
Record Date	March 23, 2017
Voting

Stockholders as of the Record Date are entitled to vote their shares at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Proposals and Voting Recommendations

Proposal 1 - Election of three “Class I” Directors to hold office until the Company’s 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.

For more information, see page 6 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Each Nominee

Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For more information, see page 24 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Proposal 2

Proposal 3 - Non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2016.

For more information, see page 27 of the accompanying Proxy Statement.

The Board Recommends a vote “FOR” Proposal 3

Proposal 4 - Non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers in the future.

For more information, see page 29 of the accompanying Proxy Statement

The Board Recommends a vote for “ONE YEAR”

Nominees for Election as Directors
Gregory T. Lucier	Principal Occupation: Chief Executive Officer, NuVasive, Inc. Chairman of the Board and Chief Executive Officer since May 2015 Board member since December 2013
Leslie V. Norwalk

Principal Occupation: Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors

Independent Director; Board member since May 2014

Member of NuVasive Audit Committee and Nominating and Corporate

Governance Committee

Michael D. O’Halleran	Principal Occupation: Senior Executive Vice President, Aon PLC Independent Director; Board member since August 2016 Member of NuVasive Audit Committee

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PROXY STATEMENT SUMMARY 2017 ANNUAL MEETING OF STOCKHOLDERS

Corporate Governance Highlights
Size of Board	Ten
Independent Directors	Eight of our ten current Directors are independent
Chairman and CEO	Combined leadership structure
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Retirement Age Policy	Yes (Directors may not stand for re-election after age 72)
Voting Standard	Majority vote (in uncontested elections)
Corporate Governance Guidelines	Yes

Fiscal 2016 Financial and Business Highlights

Financial Results - We exceeded our global revenue target by posting 2016 total global revenue of $962.1 million, an increase of approximately 18.6% compared to 2015, and exceeded our profitability targets.

Global Revenue $962.1 million

Total Shareholder Return - We realized total shareholder return (“TSR”) during 2016 of 24.5%, a result only achieved by those in the 73rd percentile of the S&P 500. Over a three-year period ending in 2016, we realized total TSR of 108.4%, a result only achieved by those in the 97th percentile of the S&P 500.

Total Shareholder Return 73rd percentile of S&P 500

International Growth - We generated 2016 international revenue of $138.7 million, an increase of approximately 31.7% compared to 2015, driven by growth across geographies primarily in Germany, Italy and the United Kingdom.

31.7% International Revenue Growth

Strategic Acquisitions - We expanded our market share and added technology platforms through four acquisitions completed in 2016: (i) Ellipse Technologies (magnetic expandable-rod technology to treat pediatric, adolescent and adult spinal deformity patients); (ii) Biotronic NeuroNetwork (intraoperative neurophysiological monitoring services); (iii) Mega Surgical (our exclusive distributor in Brazil); and (iv) the LessRay software technology suite (low-dose radiation imaging enhancement technology).

Deployed ~$490 million for Four Strategic Acquisitions

Product Innovation - We continued our product and technology innovation, with product launches and key regulatory clearances in 2016 including iGA™ for Cervical Spine, the launch of iGA in select International markets, MAGEC® NTAP approval, MAGEC® MR clearance, AttraX® Putty synthetic biologic, and CoRoent® Small Interlock Hyperlordotic.

New Products, Including iGA for Cervical Spine

Executive Compensation Best Practices
Clawback Policy	Yes (for incentive compensation, if material restatement of financials)
Tax Gross-Ups	No tax gross-ups for change-in-control payments
Compensation Consultant	Yes (independent consultant engaged by Compensation Committee)
Stock Ownership Guidelines	Yes (applies to Directors and senior management)
Compensation Risk	Compensation risk assessment conducted annually
Hedging Activities	Hedging transactions are prohibited by officers, Directors and employees under the Company’s Insider Trading Policy

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PROXY STATEMENT SUMMARY 2017 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Engagement and Consideration of Last Year’s Say on Pay Vote

NuVasive has a long-standing stockholder outreach program and routinely interacts with stockholders on a number of matters, including executive compensation (see page 35). In 2015, there were several key leadership changes that had an impact on executive compensation, including a transition in our CEO.

At the 2016 Annual Meeting, approximately 52% of the votes cast were in favor of the advisory vote to approve the compensation of our named executive officers for 2015. While this result was disappointing, we believe the lower support was due in large part to one-time events related to the CEO transition in 2015 as evidenced by (i) commentary from well-known proxy advisory firms about the departing package for the former CEO and sign-on compensation package for the new CEO and (ii) by dialog with our top investors about the CEO leadership transition during our stockholder outreach efforts. During 2016, we reached out to our top stockholders and had conversations with corporate governance contacts representing approximately 50% of our shares outstanding. The chart below summarizes the key points we heard, what action the Board has taken and when the changes are effective.

What We Heard	What We Did	When Effective

The primary elements and core design features of our executive compensation program are solid, although some investors prefer a long-term incentive (LTI) program that is more heavily linked to internal performance metrics that drive our strategy as compared to stock price or TSR.

✓    Retained core executive compensation design features in 2016 (see pages 37-39)

✓    Undertookreview of LTI award design and for 2017, incorporated financial metrics that drive our strategy by using 3-year revenue and 3-year non-GAAP Operating Margin) as core performance metrics, while still incorporating relative TSR as a modifier (see page 56)

✓ 2016 compensation program ✓ 2017 LTI awards
The responsible share usage under our LTI program is recognized as a positive, with an annual share usage rate below 2% since stockholders approved the 2014 Equity Incentive Plan.	✓ Retained current mix of long-term incentive awards, which includes delivering annual LTI awards 50% in RSUs; 25% in PRSUs, and 25% in performance cash (see pages 47-49 and 56)	✓ 2016 / 2017 LTI awards

There is an interest in the Board’s approach to succession planning and how it was executed during the CEO transition in 2015, as well as interest in the one-time LTI awards associated with the CEO new hire compensation package in 2015 and how it would normalize in 2016.

✓    Continued to emphasize pay-for-performance by not increasing the CEO’s fixed compensation (base salary) for 2016, but rather increased the CEO’s annual incentive bonus target percentage to 130% of base salary for 2016 to motivate the achievement of the Company’s 2016 business plan (see pages 44-46)

✓    Determined that the Board would have the ultimate responsibility and decision-making authority over all aspects of CEO compensation (as compared to the Committee in previous years) (see page 40)

✓ 2016 compensation actions ✓ 2017 compensation actions
Additional detail regarding how annual bonus payouts are determined would provide helpful clarity and better visibility.	✓ Expanded disclosure regarding how individual performance is considered in annual bonus payouts and included chart of individual performance achievements (see pages 45-46)	✓ 2016 CD&A narrative and annually thereafter

At the 2017 Annual Meeting, the Company will again hold an annual advisory vote to approve the compensation of our named executive officers (see page 27). The Company will continue to engage with our stockholders throughout the year and consider the results from this year’s and future advisory votes on executive compensation, as well as feedback from stockholders.

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NUVASIVE, INC.

7475 Lusk Boulevard, San Diego, CA 92121

Telephone: (858) 909-1800

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

May  18, 2017 at 8:00 AM (local time)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

We have made this proxy statement (the “Proxy Statement”) and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) of proxies to be voted at the Company’s 2017 Annual Meeting of Stockholders to be held on May 18, 2017 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting: (i) the election of three “Class I” Directors for terms expiring at the 2020 Annual Meeting of Stockholders; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) non-binding advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2016; (iv) to hold a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Named Executive Officers in the future; and (v) any other business that may properly come before the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2016 (the “2016 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) (which was mailed to most of our stockholders) will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

5.	Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock at the close of business on March 23, 2017 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 50,660,272 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially “in street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

6.	What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

7.	What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice was forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account, and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors, the advisory vote on the compensation of our Named Executive Officers and the advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers.

8.	How do I vote my shares?

If you are a stockholder of record, you may vote your shares by one of the following three methods:

•

Vote via the Internet. Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You. If you do not wish to vote via the Internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. In these cases, you may provide your voting instructions by Internet, telephone or mail by submitting a voting instruction form. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 PM Eastern Time on May 17, 2017.

9.	How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS I” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND FOR THE APPROVAL (ON A NON-BINDING ADVISORY BASIS) OF “ONE YEAR” (AN ANNUAL VOTE) WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. If you beneficially hold shares in street name, you may change your vote by submitting new voting instructions to your broker following the instructions provided by your broker, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Restated Bylaws, as amended (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. For proposal 4, the non-binding advisory vote on the frequency of future advisory votes on the compensation of the Named Executive Officers, you may vote “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted.

If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors, the approval of the Company’s executive compensation and the frequency of the advisory vote on the Company’s executive compensation as recommended by the Board.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to that Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. The proposal on the frequency of an advisory vote on executive compensation will be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of votes will be considered the advisory vote of the Company’s stockholders. All other matters shall be determined by a majority of the votes present in person or represented by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s organizational documents.

13.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

14.	Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Joan B. Stafslien, Executive Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

15.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to holders of Company common stock on the Record Date and a member of each attending stockholder’s immediate family or their named representatives. If you are a “stockholder of record” you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares “in street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date.

All purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Morrow Sodali, LLC, (with offices at 470 West Ave., Stamford, CT 06902) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $7,500, plus expenses.

17.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Quentin S. Blackford (Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity), Joan B. Stafslien (Executive Vice President, General Counsel and Corporate Secretary), and Carol A. Cox (Executive Vice President, External Affairs and Corporate Marketing) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for election as “Class I” Directors. Our Board currently consists of ten Directors and is divided into three classes. Our current Class I Directors are Gregory T. Lucier, Leslie V. Norwalk and Michael D. O’Halleran, and each of their terms as a Director will expire at the Annual Meeting. Our Board, upon recommendation of our Nominating and Corporate Governance Committee, nominated Messrs. Lucier and O’Halleran and Ms. Norwalk for re-election as Class I Directors at the Annual Meeting.

If elected at the Annual Meeting, each of Messrs. Lucier and O’Halleran and Ms. Norwalk will serve as Class I Directors until the 2020 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Information regarding the experience of each of Messrs. Lucier and O’Halleran and Ms. Norwalk, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under the caption “Nominees for Election of Directors and Directors Continuing in Office.”

Messrs. Lucier and O’Halleran and Ms. Norwalk have indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating and Corporate Governance Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents.

As each of the nominees is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director, and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF GREGORY T. LUCIER, LESLIE V. NORWALK AND

MICHAEL D. O’HALLERAN AS A “CLASS I” DIRECTOR.

Board of Directors

The table below lists the name, age and certain other information of each member of the Board, as of March 23, 2017 (the Record Date for our Annual Meeting):

Name	Age	Committee Membership				Director Class
		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Term Expires(1)
Gregory T. Lucier	52	—	—	—	2017	I
Vickie L. Capps	55	X	—	X	2018	II
Peter C. Farrell, Ph.D., AM	74	—	X	Chair	2018	II
Robert F. Friel	61	—	X	—	2019	III
Lesley H. Howe	72	Chair	—	—	2018	II
Patrick S. Miles	51	—	—	—	2018	II
Leslie V. Norwalk, Esq.	51	X	—	X	2017	I
Michael D. O’Halleran	66	X	—	—	2017	I
Donald J. Rosenberg, Esq.	66	—	X	X	2019	III
Daniel J. Wolterman	60	—	Chair	—	2019	III

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

Nominees for Election of Directors and Directors Continuing in Office

The following sets forth information as of March 23, 2017, regarding the members of our Board, including the Director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. We believe that our Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We also believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Class I Directors—Nominees for Election at the 2017 Annual Meeting of Stockholders

Gregory T. Lucier. Gregory T. Lucier has served as our Chairman of the Board and Chief Executive Officer since May 2015. He has served as a member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until their acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation. He currently serves on the board of directors of Catalent Corporation and Invuity, Inc. (both of which are publicly-traded), as well as a limited number of private companies. Mr. Lucier previously served on the board of directors of CareFusion Corporation prior to its acquisition by Becton, Dickinson and Company in March 2015. Mr. Lucier received a Bachelor of Science Degree with high distinction in industrial engineering from Pennsylvania State

University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

Leslie V. Norwalk. Leslie V. Norwalk, Esq., has served as a member of our Board since May 2014. Ms. Norwalk is Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She serves as an advisor to three private equity firms: Warburg Pincus, Peloton Equity, and Enhanced Equity Fund; and currently sits on the boards of directors of Endologix and Providence Service Corp. (both of which are publicly-traded), as well as Abode Healthcare, HPOne, Linkwell Health and MedCircle. She is also a member of APCO Worldwide’s International Advisory Council. Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. CMS has the second-largest budget outlay of the Federal Government, directly responsible for $1 out of every $3 spent on healthcare in the United States. The organization insures approximately a third of the population of the United States (more than 100 million beneficiaries) including the elderly, disabled, and some of the lowest income individuals in the country. CMS processes over one billion claims each year and contracts with approximately one million providers. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk, a native of Dayton, OH, earned a juris doctor degree from the George Mason University School of Law, where she was a Dean’s Scholar and an editor of the George Mason Law Review. She earned a bachelor’s degree, cum laude, in economics and international relations from Wellesley College. Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board.

Michael D. O’Halleran. Michael D. O’Halleran has served as a member of our Board since August 2016. With more than 40 years of business experience, Mr. O’Halleran currently serves as the Executive Chairman of Aon Benfield and Senior Executive Vice President of Aon plc, a provider of risk management, insurance and consulting service. Mr. O’Halleran joined the Aon group of companies in 1987 to lead its reinsurance division and since that time, has served in several significant management positions including President and Chief Operating Officer of Aon Corporation, and since August 2007, as the Executive Chairman of Aon Benfield. Prior to joining Aon, he was a senior executive with well-known companies in the insurance industry. Mr. O’Halleran brings extensive healthcare and medical device governance experience, having served on the board of directors of Cardinal Health, Inc. from 1999-2009 and the board of directors of CareFusion Corporation from 2009-2015, prior to its acquisition by Becton, Dickinson and Company in March 2015. Mr. O’Halleran has a degree in Accounting and Finance from the University of Wisconsin-Whitewater. Mr. O’Halleran’s deep knowledge of the insurance industry and his many years of executive and board leadership experience, including his experience serving of the boards of companies in the healthcare industry, make Mr. O’Halleran a valuable member of our Board.

Class II Directors Continuing in Office—Terms Expiring at the 2018 Annual Meeting of Stockholders

Vickie L. Capps. Vickie L. Capps has served as a member of our Board since June 2015. From July 2002 to December 2013, Ms. Capps served as the Chief Financial Officer of DJO Global, Inc., a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management. Prior to joining DJO Global, Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps is a member of the senior advisory board of Consonance Capital Partners, a healthcare investment firm, and serves on the board of its portfolio company, Enclara Pharmacia. Ms. Capps also serves on the boards of directors and as chair of the audit committees of Otonomy, Inc. and Connecture Inc. (both of which are publicly-traded). She previously served on the board of directors of RF Surgical Systems, Inc. prior to its acquisition by Medtronic in August 2015 and the board of directors of SenoRx, Inc. prior to its acquisition by C.R. Bard, Inc. in July 2010. In addition, Ms. Capps serves on the boards of directors of the San Diego State University Research Foundation and The Santaluz Club. Ms. Capps is a California Certified Public Accountant and was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Ms. Capps earned a bachelor’s degree in business administration/accounting from San Diego State University. Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer provide valuable financial and accounting experience to our Board.

Peter C. Farrell, Ph.D., AM. Peter C. Farrell, Ph.D., AM, has served as a member of our Board since January 2005. Dr. Farrell is founding Chairman of ResMed Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing. Dr. Farrell has been a Director and Chairman of the Board of Resmed (which is publicly-traded) since its inception in June 1989. He served as Chief Executive Officer of ResMed from 1990 to 2007 and again from February 2011 until March 2013. From March 2013 through December 2013, Dr. Farrell served as Executive Chairman of ResMed, and, in January 2014, he became non-executive Chairman. Dr. Farrell also serves as the Chairman of the Board of WaveGuide Corp. and on the board of directors of ProtoStar, Inc. and Mikroscan Technologies, Inc. In addition, Dr. Farrell is a member of the National Academy of Engineering. Dr. Farrell holds bachelor’s and master’s degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe. Lesley H. Howe has served as a member of our Board since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. Mr. Howe had a 30-year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG from 1994 to 1997. He most recently served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based internet marketing and promotions company from 2001 until its sale in 2007. Mr. Howe served on the board of directors and was chair of the audit committee of DJ Orthopedics Inc. from 2002 through 2008, and he served on the board of directors and was chair of the audit committee of P.F. Chang’s China Bistro until the company was acquired and taken private in 2012. Mr. Howe also served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015 and served on the board of directors of Jamba, Inc. from 2007 through May 2016. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Patrick S. Miles. Patrick S. Miles has served as a member of our Board since August 2016. Mr. Miles has over 20 years of experience in the orthopaedic industry and currently serves as the Vice Chairman of NuVasive. In this role, Mr. Miles is responsible for enhancing the Company’s strategic plans for the future of spine surgery and supporting technology development. From February 2015 to September 2016, Mr. Miles served as the Company’s President and Chief Operating Officer. He previously served as our President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Previously, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, and held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University. Mr. Miles’s extensive industry knowledge and experience and his deep understanding of our business make him a valuable member of our Board.

Class III Directors Continuing in Office—Terms Expiring at the 2019 Annual Meeting of Stockholders

Robert F. Friel. Robert F. Friel has served as a member of our Board since February 2016. Mr. Friel currently serves as Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Prior to being appointed PerkinElmer’s President and Chief Executive Officer in February 2008 and Chairman in April 2009, Mr. Friel had served as President and Chief Operating Officer since August 2007, and as Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit since January 2006. Mr. Friel was previously Executive Vice President and Chief Financial Officer of PerkinElmer, with responsibility for business development and information technology in addition to his oversight of finance functions, from October 2004 until January 2006. Mr. Friel joined PerkinElmer in February 1999 as Senior Vice President and Chief Financial Officer. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International. Mr. Friel received a Bachelor of Arts degree in economics from Lafayette College and a Master of Science degree in taxation from Fairleigh Dickinson University. Mr. Friel currently services as a member of the board of directors of Xylem, Inc. (which is publicly-traded), and previously served on the board of directors of CareFusion Corporation prior to its acquisition by Becton, Dickinson and Company in March 2015. Mr. Friel’s experience as the Chief Executive Officer and President of PerkinElmer, as well as his experience as a former chief financial officer, provide valuable leadership and financial experience to our Board.

Donald J. Rosenberg. Donald J. Rosenberg, Esq. has served as a member of our Board since February 2016. Since October 2007, Mr. Rosenberg has served as Executive Vice President, General Counsel and Corporate Secretary of QUALCOMM Incorporated, a world leader in 3G, 4G and next-generation wireless technologies. Prior to joining QUALCOMM, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from December 2006 until October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel. Mr. Rosenberg has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law. He is a board member of the Lawyers’ Committee for Civil Rights Under Law and previously served as National Co-Chairman. He received a Bachelor of Science degree in mathematics from the State University of New York at Stony Brook and his Juris Doctor from St. John’s University School of Law. Mr. Rosenberg brings significant experience in legal and compliance matters, as well as global leadership experience, to our Board.

Daniel J. Wolterman. Daniel J. Wolterman has served as a member of our Board since July 2015. Mr. Wolterman served as President and CEO of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement in 2016. He has more than 30 years of experience in the healthcare industry and a long history of community involvement. He currently serves as a member of the boards of directors of the Greater Houston Partnership and Vizient, Inc. He previously served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015. Currently, Mr. Wolterman is sole owner and CEO of Wolterman Consulting, LLC. Wolterman Consulting, LLC provides strategic and operational consulting services to healthcare providers and other entities. Mr. Wolterman is also an Adjunct Professor at The University of Texas School of Public Health. Mr. Wolterman earned a B.S. degree in business administration and a M.B.A. in finance from the University of Cincinnati and a Master’s Degree in healthcare administration from Xavier University. Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to the Board.

There are no family relationships among any of the Company’s Directors or executive officers.

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of corporate governance. Our Corporate Governance Guidelines and Code of Ethical Business Conduct, together with our restated Certificate of Incorporation, Bylaws, and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below under “Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”).

Our Corporate Governance Guidelines (which include our categorical standards of Director independence), our Code of Ethical Business Conduct (which includes our policies on ethics and compliance), our Board Committee charters and other corporate governance information can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Any stockholder may also request copies of these materials in print, without charge, by contacting our Investor Relations Department at 858-909-1812.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate. The full text of our Corporate Governance Guidelines can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department.

Code of Ethical Business Conduct

We have adopted a Code of Ethical Business Conduct (the “Code”), which includes our code of ethics for our senior financial officers. The Code applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities. The full text of the Code can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Corporate Governance” link and then “Governance Documents”. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department.

The Audit Committee is responsible for oversight of the Company’s Global Business Ethics and Compliance program, including related policies and training and education programs. The Audit Committee reviews and approves all waivers of the Code for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code, or waivers required to be disclosed under applicable law from the Code for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Identification and Evaluation of Director Nominees

The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. Further, the Nominating Committee will assess whether a Director candidate satisfies the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

Over the course of the last year, our Board identified and recruited four new Directors to bring additional skills and experience to the Board. In connection with the Board’s regular self-assessment process, the Board determined that it would it be beneficial to increase the size of the Board and recruit new Directors. The Nominating Committee developed profiles for preferred skills and experience for potential Director candidates and oversaw the Director search process. The Nominating Committee helped identify and consider potential Director candidates with a focus on candidates with one or more of the following attributes: healthcare industry experience; financial expertise; international experience; insurance expertise; and experience with technology and intellectual property. Upon the recommendation of the Nominating Committee, the Board approved the election of Robert F. Friel

(elected in February 2016), Donald J. Rosenberg (elected in February 2016), Patrick S. Miles (elected in August 2016) and Michael D. O’Halleran (elected in August 2016). Each of Messrs. Friel and Rosenberg was re-elected at the 2016 Annual Meeting to the Board to serve as a “Class III” Director until the 2019 Annual Meeting. Mr. Miles was elected to serve as a “Class II” Director until the 2018 Annual Meeting. Mr. O’Halleran was elected to serve as a “Class I” Director until the 2017 Annual Meeting.

Gregory T. Lucier, Leslie V. Norwalk and Michael D. O’Halleran have been nominated for re-election to the Board at the Annual Meeting to serve as a “Class I” Director until 2020. The Nominating Committee and the Board believe that each of the Director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Additional Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with NASDAQ rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board has determined that the following Directors, comprising all of our non-employee Directors, are independent under the NASDAQ rules and our Corporate Governance Guidelines: Vickie L. Capps, Peter C. Farrell, Robert F. Friel, Lesley H. Howe, Leslie V. Norwalk, Michael D. O’Halleran, Donald J. Rosenberg, and Daniel J. Wolterman.

Board Leadership Structure

Mr. Lucier serves as our Chief Executive Officer and Chairman of the Board. The Board determined that Mr. Lucier’s service as Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its stockholders. Mr. Lucier possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. This combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s employees, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This previously has been and should continue to be beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

Our Board leadership structure also includes a Lead Independent Director. The Lead Independent Director is elected by a majority of the independent Directors for a renewable term of two years and presides at meetings of the non-employee and independent Directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising the Chairman with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Mr. Howe currently serves as the Lead Independent Director.

Each of the Directors other than Messrs. Lucier and Miles is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman and Chief Executive Officer structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting and internal controls, as well as the Company’s corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws). The Nominating Committee oversees the risks associated with the corporate governance matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the

Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s Chairman of the Board and Chief Executive Officer is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Executive Sessions

Executive sessions of independent non-employee Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Lead Independent Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

On an annual basis, the Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Nominating Committee also oversees individual evaluations of Directors, the results of which are shared with such individual Director. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee. In 2016, the Nominating Committee engaged an independent consulting firm, RHR International, to facilitate the Board evaluation process. RHR International was also engaged by the Compensation Committee in 2016 to facilitate the CEO’s 2016 performance assessment. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust Board evaluation.

Director Attendance at Annual Meeting of Stockholders

The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. All of the Directors serving on our Board at the 2016 Annual Meeting of Stockholders attended the meeting.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Compensation Committee and the Nominating Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

During the year ended December 31, 2016, the Board met five times, and each member of the Board attended 75% or more of the Board meetings during the year that were held during the period for which he or she was a Director. During the year ended December 31, 2016, the Audit Committee and the Nominating Committee each met four times, and the Compensation Committee met five times.

Each Director who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during the year ended December 31, 2016 that were held during the period for which he or she was a committee member.

Audit Committee. The Audit Committee currently consists of Lesley H. Howe (Chair), Vickie L. Capps, Leslie V. Norwalk and Michael D. O’Halleran. The Board has determined that all members of the Audit Committee are independent Directors under NASDAQ rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe and Vickie L. Capps each qualify as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee. The Compensation Committee currently consists of Daniel J. Wolterman (Chair), Peter C. Farrell, Robert F. Friel, and Donald J. Rosenberg. The Board has determined that all members of the Compensation Committee are independent Directors under NASDAQ rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the Chief Executive Officer, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating and Corporate Governance Committee. The Nominating Committee currently consists of Peter C. Farrell (Chair), Vickie L. Capps, Leslie V. Norwalk and Donald J. Rosenberg. The Board has determined that all members of the Nominating Committee are independent Directors under NASDAQ rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee is governed by a written charter approved by the Board.

Executive Officers

The name, age, position, and a brief account of the business experience of each of our executive officers as of March 23, 2017 (the Record Date for our Annual Meeting) is set forth below.

Name	Age	Position
Gregory T. Lucier	52	Chairman of the Board and Chief Executive Officer
Jason M. Hannon	45	President and Chief Operating Officer
Matthew W. Link	42	President, U.S. Commercial
Quentin S. Blackford	38	Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity
Peter M. Leddy, Ph.D.	53	Executive Vice President, Global Human Resources, Integrations, Real Estate and Internal Communications
Joan B. Stafslien, Esq.	52	Executive Vice President, General Counsel and Corporate Secretary
Carol A. Cox	52	Executive Vice President, External Affairs and Corporate Marketing
Edmund J. Roschak	49	CEO, NuVasive Specialized Orthopedics, Inc.

Gregory T. Lucier. Gregory T. Lucier has served as our Chairman of the Board and Chief Executive Officer since March 2015. Information regarding Mr. Lucier can be found above under the caption “Proposal 1—Election of Directors—Nominees for Election of Directors and Directors Continuing in Office.”

Jason M. Hannon. Jason M. Hannon has served as our President and Chief Operating Officer since September 2016. Mr. Hannon is responsible for leading NuVasive’s global products and systems, including product management, product development and marketing, as well as operational duties, including manufacturing, customer fulfillment, and quality engineering. Prior to that, Mr. Hannon served as NuVasive’s Executive Vice President, International from July 2015 to September 2016, Executive Vice President, Corporate Development and General Counsel from January 2010 to July 2015 and previously was the Company’s Senior Vice President, Corporate Development and General Counsel. He has been with NuVasive since 2005. Mr. Hannon’s background includes the practice of corporate and transactional law, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements and corporate governance matters. Mr. Hannon received a B.A. from the University of California, Berkeley, and a J.D. from Stanford Law School.

Matthew W. Link. Matthew W. Link has served as our President, U.S. Commercial since July 2015 and is responsible for driving greater sales force efficiencies and the further development of NuVasive’s commercial strategies, including broad efforts to integrate the Company’s sales, service and specialized customer marketing programs. Previously, he served as our President, U.S. Sales and Service responsible for the leadership of all U.S. field personnel under NuVasive’s combined sales and service organization structure, which includes the management of the Company’s field sales, clinical associates, neurophysiologists and monitoring contracting. Prior to that, Mr. Link served as our Executive Vice President of U.S. Sales from January 2013 to January 2015 and Senior Vice President of Sales for the Company’s U.S. Eastern region from January 2012 to December 2012. Mr. Link joined NuVasive in 2006 and has more than 12 years in the healthcare industry serving in several regional sales positions with DePuy Orthopedics and DePuy Spine. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

Quentin S. Blackford. Quentin S. Blackford has served as our Executive Vice President, Chief Financial Officer since August 2014. In August 2016, Mr. Blackford was promoted to the role of Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity. In this role, Mr. Blackford is responsible for leading Finance, Strategy and Corporate Development, Compliance and Regulatory. From July 2012 to August 2014, Mr. Blackford served as Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as Vice President, Finance. Mr. Blackford joined NuVasive in 2009 as our Corporate Controller and has more than 17 years of experience in the healthcare industry, including his time at Zimmer Holdings, Inc. where he held various roles and responsibilities, including the Director of Finance and Controller for Zimmer’s Dental Division where he was responsible for all finance, accounting and IT activities for the worldwide division. Prior to that he had responsibility for the global corporate financial planning and analysis function at Zimmer. He obtained his Certified Public Accounting license following the achievement of dual Bachelor of Science degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

Peter M. Leddy. Peter M. Leddy, Ph.D., has served as our Executive Vice President, Global Human Resources, Integrations, Real Estate and Internal Communications since July 2015, after serving as a member of the Company’s Board of Directors from 2011 to July 2015. Dr. Leddy’s success in driving business growth through the application of best-in-class, innovative human resource solutions has resulted in his leading several major employee and cultural transformation initiatives throughout his more than 25 year career. From 2005 to February 2014, Dr. Leddy served as Chief Human Resources Officer at Life Technologies, a leading, global biotechnology company. During his tenure at Life Technologies, Dr. Leddy developed a premier human resources function, aligning business strategy to business growth for 12,000 employees at over 80 sites worldwide. Prior to Life Technologies, Dr. Leddy held several senior management positions with Dell Incorporated, from 2000 to 2005, where he was responsible for leading global talent and human resources in the Americas. He has served as the Executive Vice President for Human Resources at Promus Hotel Corporation (Doubletree, Embassy Suites), implementing human resources strategies that drove operational excellence with 350 HR professionals in every level of the company. In addition, Dr. Leddy has held a variety of executive and human resource positions at PepsiCo. Dr. Leddy currently serves on the strategic advisory board of Pathway Genomics Corporation and the advisory board of the Heider College of Business at Creighton University. He received his B.A. in Psychology from Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology.

Joan B. Stafslien. Joan B. Stafslien, Esq. has served as our Executive Vice President, General Counsel and Corporate Secretary since October 2016 and is responsible for leading NuVasive’s legal function. Most recently, Ms. Stafslien served as General Counsel and Corporate Secretary of CareFusion Corporation, where she led the legal team through the spin-off from Cardinal Health, Inc. in 2009 until its acquisition by Becton, Dickinson and Company in March 2015. Prior to that, Ms. Stafslien was the segment general counsel of Cardinal Health’s Clinical Technologies and Services from 2004 to 2009, joining Cardinal Health through the acquisition of Alaris Medical Systems in 2004, where she served as deputy general counsel and assistant secretary. Prior to joining Alaris, she was in private practice with Brobeck, Phleger & Harrison. Ms. Stafslien serves on the advisory board of the Chemical and Biological Engineering Department of Northwestern University. Ms. Stafslien received a J.D. from University of Wisconsin Law School and a B.S. in Chemical Engineering from Northwestern University.

Carol A. Cox. Carol A. Cox has served as our Executive Vice President, External Affairs and Corporate Marketing since November 2015 and is responsible for leading NuVasive’s external communications efforts, which are inclusive of investor and public relations and government affairs, as well as corporate marketing and the NuVasive Spine Foundation. Prior to that, Ms. Cox served as NuVasive’s Executive Vice President, Strategy, Corporate Development and External Affairs since July 2015 and previously was our Executive Vice President, Corporate Affairs and Human Resources. Ms. Cox has more than 20 years of senior level experience in cross-functional corporate roles in the healthcare sector. Ms. Cox joined NuVasive in July 2014 from Sanford-Burnham Medical Research Institute where she served as Senior Vice President, External Affairs, leading external and internal communications, philanthropy, marketing, government relations and efforts to elevate the Institute’s global recognition, since March 2014. Ms. Cox previously worked for Life Technologies, a global biotechnology company, from December 2011 until its acquisition by Thermo Fisher Scientific Inc. in February 2014, most recently as Senior Vice President of External Affairs and Corporate Communications, where she spearheaded global strategies to drive awareness of the company’s major initiatives, enhance its global brand, and maintain its corporate reputation across multiple stakeholder groups including shareholders, the media, government officials, customers and the communities. Prior to joining Life Technologies, Ms. Cox was Vice President of Investor Relations at CareFusion Corporation from June 2009 to November 2011. Prior to joining CareFusion, Ms. Cox was Senior Vice President for Global Corporate Communications and Investor Relations at Barr Pharmaceuticals, where her team received multiple awards from Institutional Investor magazine for outstanding performance. She holds a bachelor’s of arts degree in Foreign Affairs from the University of Virginia and a certificate in Investor Relations from The University of Connecticut School of Business.

Edmund J. Roschak. Edmund J. Roschak has served as our CEO of NuVasive Specialized Orthopedics since February 2016. Previously, he served as President and Chief Executive Officer, and as a member of the board of directors, of Ellipse Technologies, Inc. from September 2011 until NuVasive’s acquisition of Ellipse Technologies in February 2016. From October 2010 to September 2011, Mr. Roschak served as the Chief Operating Officer of Ellipse Technologies. Prior to joining Ellipse Technologies, Mr. Roschak was employed for nearly ten years by Broncus Technologies, Inc., a medical device company focused on developing devices for the treatment of lung diseases, including serving as their Senior Vice President of Research and Development from January 2007 to February 2010. During his time there, Broncus completed the spin-off of Asthmatx, a less-invasive catheter-based bronchial thermoplasty medical device company which was later acquired by Boston Scientific. Prior to Broncus, Mr. Roschak served in several positions at Hewlett-Packard and Guidant following the acquisition of Origin Medsystems. Mr. Roschak received a B.S. in mechanical engineering from the University of California, Santa Barbara and an M.B.A. from the University of Oregon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 23, 2017 (the Record Date for our Annual Meeting) (or such other date as provided below) by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 23, 2017. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 23, 2017, which we refer to as presently vested equity. All percentages are based on 50,660,272 shares of our common stock outstanding as of March 23, 2017. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock
Principal Stockholders
BlackRock, Inc. (2) 40 East 52nd Street, New York, NY 10022	5,043,489	10.0%
Capital Research Global Investors (3) 333 South Hope Street, Los Angeles, CA 90071	4,823,995	9.5%
The Goldman Sachs Group, Inc. (4) 200 West Street, New York, NY 10282	3,992,340	7.9%
The Vanguard Group (5) 100 Vanguard Blvd., Malvern, PA 19355	3,919,291	7.7%
Directors and Named Executive Officers
Vickie L. Capps (7)(8)	5,323	*
Peter C. Farrell, Ph.D., AM (6)(8)	57,360	*
Robert F. Friel (7)(8)	3,672	*
Lesley H. Howe (6)(7)(8)	38,544	*
Gregory T. Lucier (8)	126,449	*
Patrick S. Miles (9)	106,552	*
Leslie V. Norwalk (7)(8)	15,008	*
Michael D. O’Halleran (7)	10,295	*
Donald J. Rosenberg (7)(8)	3,672	*
Daniel J. Wolterman (7)(8)	5,466	*
Quentin S. Blackford (9)	29,191	*
Jason M. Hannon (9)	93,501	*
Matthew W. Link (9)	103,175	*
Edmund J. Roschak	—	*
All Directors and executive officers as a group (18 persons) (10)	623,034	1.2%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 9 to a Schedule 13G filed on February 8, 2017, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 4,941,078 shares and sole dispositive power with respect to 5,043,489 shares.

(3)

Based solely upon Amendment No. 7 to a Schedule 13G filed on February 13, 2017, by Capital Research Global Investors (“CRGI”). According to the Schedule 13G, CRGI has sole voting and sole dispositive power with respect to 4,823,995 shares.

(4)

Based solely upon a Schedule 13G filed on February 27, 2017 by The Goldman Sachs Group, Inc. (“Goldman”). According to the Schedule 13G, Goldman is the beneficial owner of 3,992,340 shares and has shared voting power with respect 3,990,340 shares and shared dispositive power with respect to 3,992,340 shares.

(5)

Based solely upon Amendment No. 5 to a Schedule 13G filed on February 10, 2017 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 3,919,291 shares, and has sole voting power with respect to 98,580 shares, shared voting power with respect to 5,875 shares, sole dispositive power with respect to 3,817,274 shares, and shared dispositive power with respect to 102,017 shares.

(6)	Includes presently vested equity (stock options) for the listed Director, as follows: Dr. Farrell—24,000 shares; and Mr. Howe—12,000 shares.

(7)

Includes presently vested equity (restricted stock units) for each listed Director, as follows: Ms. Capps—2,822, shares; Dr. Farrell—2,822 shares; Mr. Friel—2,822 shares; Mr. Howe—2,822 shares; Mr. Miles—5,599 shares; Ms. Norwalk—2,822 shares; Mr. O’Halleran—1,890 shares; Mr. Rosenberg—2,822 shares; and Mr. Wolterman—2,822 shares.

(8)

Includes vested restricted stock units for which delivery has been deferred by the listed Director and Named Executive Officer, as follows: Ms. Capps—2,501 shares; Dr. Farrell—11,892 shares; Mr. Friel—850 shares; Mr. Howe—11,892 shares; Mr. Lucier—13,453 shares; Ms. Norwalk—12,186 shares; Mr. Rosenberg—850 shares; and Mr. Wolterman—2,644 shares.

(9)

Includes presently vested equity (stock options) for the listed Named Executive Officers, as follows: Mr. Blackford—8,187 shares; Mr. Hannon—48,540 shares; Mr. Link—20,760 shares; and Mr. Miles—16,304 shares.

(10)

Includes presently vested equity for all Directors and executive officers as a group with respect to an aggregate of 157,034 shares of common stock. Includes vested restricted stock units for which delivery has been deferred by all Directors and executive officers as a group with respect to an aggregate of 56,268 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s Directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on the Company’s review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations to the Company by such reporting persons, the Company believes that during the fiscal year ended December 31, 2016, all such SEC filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2017. At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2016 and 2015. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees (1)	$2,115,495	$1,661,954
Audit-Related Fees (2)	$—	$395,031
Tax Fees (3)	$136,250	$128,898
All Other Fees (4)	$4,500	$5,255
Total	$2,256,245	$2,191,138

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of SEC registration statements on Form S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”, including due diligence services related to potential acquisitions.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst &Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee consists of four members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2016.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2016 Annual Report filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2016 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2016 and 2015.

In this context and in connection with the audited financial statements contained in the Company’s 2016 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2016 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2016 Annual Report filed with the SEC.

The Audit Committee met four times in 2016.

This report for 2016 is provided by the undersigned members of the Audit Committee of the Board.

Lesley H. Howe (Chairperson)

Vickie L. Capps

Leslie V. Norwalk

Michael D. O’Halleran

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL 3—ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”). The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to cast an advisory vote on the endorsement of executive compensation for our NEOs through a non-binding advisory resolution such as:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table, as described in the Company’s 2017 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2016 and 2017. This outreach included senior management engaging in discussions prior to the 2016 Annual Meeting with investors representing approximately 50% of the shares outstanding. These outreach efforts continue to enable the Company to strengthen its executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4—ADVISORY VOTE ON

THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our NEOs. At the Company’s 2011 Annual Meeting of Stockholders, our stockholders approved an advisory vote providing for an annual vote on the compensation of our NEOs. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we solicit stockholder approval on the frequency of such vote at least once every six years. Accordingly, stockholders are being asked at the Annual Meeting to vote as to whether future advisory votes on the compensation of our NEOs should occur every one, two or three years. You may vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends our stockholders select a frequency of one year, or an annual vote.

Our Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board believes that, of the three choices, an annual vote on the compensation of our NEOs is the most appropriate choice based on a number of considerations, including the following:

•	Annual votes will allow stockholders to provide the Company with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year; and

•

Annual votes are consistent with Company policies of annually seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and executive compensation philosophy, policies and practices.

The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs is a good corporate governance practice and is in the best interests of our stockholders, by allowing our stockholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our Proxy Statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. The Company will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you can abstain from voting in response to the resolution set forth below.

“RESOLVED, that the Company’s stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC should be every year, every two years or every three years.”

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the frequency of future votes on the compensation of the Company’s Named Executive Officers will be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of votes will be considered the advisory vote of the Company’s stockholders. As votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to the resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF AN ANNUAL VOTE (EVERY ONE YEAR) FOR THE FREQUENCY OF

FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of NuVasive’s executive compensation philosophy and programs in 2016, the decisions the Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) made under those programs in 2016, and the factors considered in making those decisions. It focuses on the compensation provided to the Company’s Named Executive Officers during 2016 (the “NEOs”).

In accordance with SEC rules and regulations, our NEOs for 2016 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2016. In addition, SEC rules require that we include up to two additional individuals who served as executive officers during the year and who otherwise would have been included as NEOs, but for the fact that they were no longer serving as an executive officer on December 31, 2016. As a result, our 2016 NEOs consisted of the following six individuals:

•	Gregory T. Lucier—Chairman of the Board and Chief Executive Officer

•	Quentin S. Blackford—Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity

•	Jason M. Hannon—President and Chief Operating Officer

•	Matthew W. Link—President, U.S. Commercial

•	Edmund J. Roschak—Chief Executive Officer, NuVasive Specialized Orthopedics

•	Patrick S. Miles—Vice Chairman

Patrick S. Miles is considered an NEO, based on his role as President and Chief Operating Officer through September 2016. In September 2016, Mr. Miles assumed the role of Vice Chairman, and the Company named Jason M. Hannon as President and Chief Operating Officer. In his new capacity as Vice Chairman, Mr. Miles’ responsibilities include: (1) serving as a strategic advisor to the Company’s management team; (2) providing thought leadership with regard to new products, technologies and business ventures; (3) continuing to foster the Company’s relations with key surgeon customers; and (4) serving as a mentor to other Company employees. While Mr. Miles’ was not serving in the capacity of an executive officer as of December 31, 2016, he met the criteria for being designated as an NEO in 2016 under SEC rules and regulations. Mr. Miles has also served as a member of our Board of Directors since August 2016.

A complete list of our current executive officers is included in this Proxy Statement under the caption “Corporate Governance—Executive Officers.”

Executive Summary

2016 Financial Highlights. In 2016, NuVasive delivered on its financial goals, continued to take market share in the U.S and significantly grew outside the U.S by driving adoption of our unique surgical products and procedures. Financial highlights for 2016 include the following:

•

We exceeded our global revenue target by posting 2016 total global revenue of $962.1 million, an increase of approximately 18.6% on a reported basis and 18.4% on a constant currency basis over 2015. Further, we exceeded profitability targets by delivering a GAAP operating margin of 12.8% for 2016 and a non-GAAP operating margin of 16.1%. (A reconciliation of certain non-GAAP financial measures is provided in Appendix 1).

•

We realized total shareholder return (“TSR”) during 2016 of 24.5%, a result only achieved by those in the 73rd percentile of the S&P 500. Over a three-year period ending in 2016, we realized total TSR of 108.4%, a result only achieved by those in the 97th percentile of the S&P 500.

•

We solidly executed against our market share-taking strategies in the global spine market, making NuVasive the leading pure-play global spine company with an estimated 10.9% market share of the approximately $9 billion global spine market.

•	We generated 2016 international revenue of $138.7 million, an increase of approximately 31.7% compared to 2015, driven by growth across geographies primarily in Germany, Italy and the United Kingdom.

2016 Business Highlights. In 2016, NuVasive executed on four strategic acquisitions, made significant investments in our manufacturing and sales capabilities, and continued to bring innovative products to market. Business highlights for 2016 include the following:

•

We acquired Ellipse Technologies, adding a highly scalable technology based on the MAGnetic External Control (MAGEC®) platform and further expanding our comprehensive portfolio of spine procedure solutions supporting pediatric, adolescent and adult spinal deformity patients.

•

We expanded our market share and added technology platforms through other acquisitions, including (i) Biotronic NeuroNetwork, which allowed us to further expand our intraoperative neurophysiological monitoring services to surgeons and healthcare facilities in more than 80,000 cases in the U.S. in 2016, (ii) Brazil distributor Mega Surgical, which provides us with new growth opportunities in Brazil and the Latin American market, and (iii) the LessRay software technology suite, which helps operating room personnel utilize low-dose radiation imaging in the operating room and fits into our portfolio of differentiated solutions as a foundational element of our imaging, navigation and surgical automation development strategy.

•	We made significant progress toward our goal of 100% self-manufacturing by bringing online a new state-of-the-art manufacturing facility in West Carrollton, Ohio.

•

Our hiring of field sales positions in 2016 was higher than in any other previous years. Now more than ever, NuVasive is attracting long-tenured, competitive sales representatives who value the investments NuVasive is making in our spine business and the impact it’s having in the market. We expect that these strategic hires will contribute meaningfully to our sales growth in the future.

•

Continuation of product and technology innovation including several 2016 product launches and key regulatory clearances including iGA™ for Cervical Spine, the launch of iGA in select International markets, MAGEC® NTAP approval, MAGEC® MR clearance, AttraX® Putty synthetic biologic, and CoRoent® Small Interlock Hyperlordotic.

The graphs below illustrate our global revenue, non-GAAP operating margin, market share and stock price/TSR for fiscal years ended December 31, 2014, 2015 and 2016.

(1)	Global spine market share data obtained from Barclays Medical Supplies & Devices, March 2017.

For more information about our financial and business performance in 2016, please see “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016.

2016 Executive Compensation Highlights. NuVasive’s executive compensation program emphasizes pay-for-performance. For our NEOs, the Committee sets a significant portion of target total annual direct compensation in the form of variable incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. Below is a summary of the compensation decisions made in 2016.

Summary of 2016 Compensation Decisions. After considering the Company’s operating performance, value creation for stockholders and individual accomplishments, including changes in roles and responsibilities, the Committee took the following actions with respect to base salary rates, annual cash incentive awards and long-term incentive awards:

Name, Position	Base Salary Rate		2016 Annual Bonus Actual Payout	2016 Annual Long-Term Incentive(3)	2016 Total Direct Compensation(4)
	2016 Annual Base Salary(1)	% Change from 2015(2)
Gregory T. Lucier, Chairman and CEO	$800,000	0%	$1,100,000	$5,000,000	$6,900,000
Jason M. Hannon, President and COO	$575,000	26.6%	$575,000	$1,100,000	$2,250,000
Quentin S. Blackford, EVP and CFO, Head of Strategy and Corporate Integrity	$454,500	1.4%	$435,000	$1,100,000	$1,989,500
Matthew W. Link, President, U.S. Commercial	$454,616	3.0%	$470,000	$1,200,000	$2,124,616
Edmund J. Roschak, CEO, NuVasive Specialized Orthopedics	$450,000	n/a	$315,000	$1,100,000	$1,865,000

(1)	Reflects annual base salary rate in effect on December 31, 2016.

(2)	Percent change from 2015, based on annual base salary rate in effect on December 31. For Mr. Hannon, reflects salary increase in September 2016, in connection with his promotion to President and COO.

(3)

The long-term incentive (“LTI”) grant values represent the economic value on the date of grant (where the economic value on the date of grant equals the target number of shares multiplied by the closing stock price on the date of grant), and for performance-based awards, assumes a payout at target. They do not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. For more information on the 2016 LTI award design, please see page 47.

(4)	Reflects the sum of the following columns above: 2016 Annual Base Salary, 2016 Annual Bonus Actual Payout and 2016 Annual Long-Term Incentive.

Edmund J. Roschak joined NuVasive in February 2016 in connection with our acquisition of Ellipse Technologies and now leads our NSO division as Chief Executive Officer, NuVasive Specialized Orthopedics. Mr. Roschak’s new hire compensation package included the 2016 compensation listed in the table above, and Mr. Roschak was also provided with a one-time cash performance bonus targeted at $500,000 for successful achievement of the 2016 NSO business plan. This new hire package was designed to retain Mr. Roschak after consummation of the Ellipse Technologies acquisition, and the bonus parameters (established in connection with the closing of the transaction in February 2016) were intended to provide an incentive for achieving the NSO business plan in the year of acquisition. Specifically, NSO achieved 2016 net revenue (pro-forma for the period January 1, 2016—December 31, 2016 and calculated in accordance with the bonus award terms) of $64.1 million, which resulted in a one-time cash performance bonus payout of $636,900 to Mr. Roschak that is not reflected in the table above. In addition, as a former stockholder of Ellipse Technologies, Mr. Roschak received cash consideration from the Company for his equity interests in Ellipse Technologies in connection with the acquisition, as discussed further below under “Employment, Severance and Change in Control Arrangements.”

Patrick S. Miles is considered an NEO for 2016 based on his role as President and Chief Operating Officer through September 11, 2016. Mr. Miles’ annual base salary rate during this period was $575,000 and he received a pro-rated annual bonus payout of $412,000 for his contributions during this period. In March 2016, Mr. Miles’ received a long-term incentive (“LTI”) award with an economic value on the date of grant of $2,600,000. In connection with his role change to Vice Chairman in September 2016, Mr. Miles’ annual base salary was reduced to $500,000 and he no longer will participate in the Annual Performance Bonus Plan or Annual Long-Term Incentive Award Program. Rather, he was provided with an opportunity to receive a one-time performance restricted stock unit (“PRSU”) award based on a 1:1 match of the number of “Qualifying Shares” owned by Mr. Miles and held through the five-year performance period ending September 11, 2021. The matching PRSUs were granted based on a target number of shares (42,397) of Company common stock and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period and (ii) Mr. Miles holds the Qualifying Shares for the duration of the five-year period. The Board believes that this PRSU award, which required Mr. Miles to make a sizeable upfront investment of his own funds, will incentivize Mr. Miles to continue to provide thought leadership on product development, maintain relationships with key surgeon customers and advise on business matters that will benefit the Company’s long-term stockholder value.

The charts below illustrate the target mix of total annual direct compensation for the CEO and other NEOs for 2016. As illustrated below, 88% of the CEO’s target annual direct compensation and 75% of other NEOs’ target annual direct compensation is variable with performance, including stock price performance.

2016 Target Total Annual Direct Compensation

For more information about the 2016 compensation decisions and the factors considered in making these decisions, please see pages 43-50.

Say on Pay Results and Stockholder Engagement. The Committee and the Board highly value the opinions of our stockholders, and in a continuing effort to better understand their views regarding the Company’s executive compensation practices, the Company continued its stockholder outreach and updated the Committee and Board on these efforts. These outreach efforts continue to enable the Committee to strengthen the executive compensation program by:

•	Helping us understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Providing a forum for transparency on the evolution of our compensation program; and

•	Enabling management to gather stockholder feedback and convey the opinions and commentary directly to the Committee and the rest of the Board.

At the 2016 Annual Meeting, approximately 52% of the votes cast were in favor of the advisory vote to approve the compensation of our NEOs for 2015. While this result was disappointing, we believe the lower support was due in large part to one-time events related to the CEO transition in 2015 as evidenced by (i) commentary from well-known proxy advisory firms about the departing package for the former CEO and sign-on compensation package for the new CEO and (ii) by dialog with our top investors about the CEO leadership transition during our stockholder outreach efforts.

During 2016, we reached out to our top stockholders and had conversations with corporate governance contacts representing approximately 50% of the shares outstanding. Additionally, senior management, including our Chairman and CEO, regularly engage in meaningful dialog with our stockholders throughout the year. The Committee takes into account the outcome of Say on Pay votes and discussions with investors when considering future executive compensation arrangements and potential changes to the executive compensation program. Aligned with the feedback received from continued stockholder outreach efforts, the Committee retained the core design features in 2016, but implemented additional enhancements that build upon the Company’s executive compensation and governance framework. The chart below summarizes the key points we heard, what action the Board has taken and when the changes are effective.

What We Heard	What We Did	When Effective

The primary elements and core design features of our executive compensation program are solid, although some investors prefer a long-term incentive (LTI) program that is more heavily linked to internal performance metrics that drive our strategy as compared to stock price or TSR.

✓    Retained core executive compensation design features in 2016 (see pages 37-39)

✓    Undertook review of LTI award design and for 2017, incorporated financial metrics that drive our strategy by using 3-year revenue and 3-year non-GAAP Operating Margin) as core performance metrics, while still incorporating relative TSR as a modifier (see page 56)

✓ 2016 compensation program ✓ 2017 LTI awards
The responsible share usage under our LTI program is recognized as a positive, with an annual share usage rate below 2% since stockholders approved the 2014 Equity Incentive Plan.	✓ Retained current mix of long-term incentive awards which includes delivering annual LTI awards 50% in RSUs, 25% in PRSUs, and 25% in performance cash (see pages 47-49 and 56)	✓ 2016 / 2017 LTI awards

What We Heard	What We Did	When Effective
There is an interest in the Board’s approach to succession planning and how it was executed during the CEO transition in 2015, as well as interest in the one-time LTI awards associated with the CEO new hire compensation package in 2015 and how it would normalize in 2016.

✓    Continued to emphasize pay-for-performance by not increasing the CEO’s fixed compensation (base salary) for 2016, but rather increased the CEO’s annual incentive bonus target percentage to 130% of base salary for 2016 to motivate the achievement of the Company’s 2016 business plan (see pages 44-46)

✓    Determined that the Board would have the ultimate responsibility and decision-making authority over all aspects of CEO compensation (as compared to the Committee in previous years) (see page 40)

✓ 2016 compensation actions ✓ 2017 compensation actions
Additional detail regarding how annual bonus payouts are determined would provide helpful clarity and better visibility.	✓ Expanded disclosure regarding how individual performance is considered in annual bonus payouts and included chart of individual performance achievements (see pages 45-46)	✓ 2016 CD&A narrative and annually thereafter

The Committee will continue to closely monitor the outcome of future Say on Pay advisory votes and stockholder outreach and take it into account when reviewing the executive compensation program.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by: (i) profitably growing the business and prudently managing risk, while retaining key talent; (ii) aligning a significant portion of our NEOs’ targeted compensation to performance-based compensation; and (iii) appropriately aligning pay with short and long-term Company performance.

Since 2014, NuVasive has grown its total revenue from $762.4 million in 2014 to $962.1 million in 2016 (an increase of approximately 26%) and its non-GAAP Operating Margin from 11.4% in 2014 to 16.1% in 2016 (an increase of 470 basis points). Over the same period, we have increased our global market share from approximately 8.8% in 2014 to an estimated 10.9% in 2016. Our continued market share growth has us in the #3 spot in the global spine market and the largest pure spine company in the industry. This success and the deep leadership expertise that each NEO holds continues to make our NEOs highly valuable to many of our competitors, further making their retention a key priority. Furthermore, most of our competitors in the spine industry are divisions of much larger companies, which creates a highly competitive market for compensating executive talent. Additionally, our NEO compensation must remain an ongoing motivation for continuing to deliver strong performance results and optimizing stockholder returns. For these reasons, the Committee believes NEO compensation should be set at highly competitive levels to retain a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent to keep pushing our leadership team forward to effectively manage the Company.

Summary of Executive Compensation Best Practices. The Committee regularly reviews best practices in governance and executive compensation. The following is a high-level summary of certain executive compensation practices that the Committee believes (i) drive Company performance, and (ii) serve our stockholders’ long-term interests:

•	Review feedback from stockholder outreach (pages 35-36)

•	Review Pay-for-Performance analysis (pages 39-40)

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 41)

•	Utilize an independent consulting firm to facilitate the CEO performance evaluation process (page 41)

•	Review competitive compensation market data (pages 41-42)

•	Review tally sheets when making executive compensation decisions (page 43)

•	Provide limited perquisites with sound business rationale (page 50)

•	Administer stock ownership guidelines to align interests with our stockholders (page 51)

•	Include holding periods on purchases under our employee stock purchase plan (“ESPP”) to further align equity compensation values and interests with our stockholders (page 52)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 52)

•	Provide reasonable post-employment / “double trigger” change in control provisions (page 54-55)

•	Discourage pledging of company stock and require executive officers and Directors to obtain approval prior to executing Company equity transactions (page 56)

•	Prohibit hedging transactions and short sales by executive officers and Directors (page 56)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company shareowners (our employees).

Base Salary. Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against those of our peer group, general competitive practices, and an internal assessment of the NEOs’ performance, both individually and relative to other officers. For our newly hired executive officers, the Committee considers competitive factors in the spine industry, and more broadly, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Committee reviews each NEO’s salary once a year and may adjust each NEO’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Committee does not apply specific formulae to determine increases or decreases. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Incentives—Annual Performance Bonus Plan. Executive officers participate in an annual cash bonus plan intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each executive expressed as a percentage of his or her base salary. Target bonus percentages are established at the beginning of the fiscal year based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among the executive officers.

In addition, the Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Committee evaluates the performance measures and targets related to the annual performance bonus plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). The Committee believes that the best interests of stockholders and executives will be more closely aligned by providing executives who have substantial responsibility for our Company’s management and growth with an opportunity to increase their ownership of our stock. Our LTI awards include grants of RSUs and PRSUs that enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while feeling personally invested in the impact of any business setbacks, whether Company-specific or industry-based. Furthermore, LTI awards assist with retention since the awards are subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers a combination of Company performance, individual past performance and future potential, an analysis of competitive pay practices, and an evaluation of the sufficiency of the unvested LTI awards held by NEOs. It is the Committee’s policy to provide significant levels of LTI compensation to the Company’s NEOs as the Committee feels it is important to the Company’s long-term growth prospects to retain the Company’s executive management team.

Relationship Between Pay and Performance. The Committee monitors its pay-for-performance commitment by periodically testing the alignment between pay and performance. In November 2016, the Committee reviewed the relationship between CEO “realizable pay” (defined below) and Company performance over a one-year period (Fiscal 2015) and three-year period (Fiscal 2013 through Fiscal 2015) which was the period that both compensation and performance data was readily available for our peer group. The analysis compared our CEO’s realizable pay with corporate performance versus those of peer group companies during the respective period.

For this analysis, realizable pay is defined as aggregate salary plus aggregate bonuses paid plus “realizable gains” of long-term incentive awards granted in the relevant periods. Such “realizable gains” include in-the-money gains on stock options, the value of full-value shares (which includes the value of earned performance shares for performance periods that both began and ended in the relevant periods), and the target value of any performance shares with yet-to-be concluded performance periods. The Company believes that realizable compensation is a more relevant measure for analyzing the pay-for-performance alignment than grant date or target compensation. Realizable compensation focuses on the actual value of earned pay rather than pay opportunity by analyzing stock prices as of the most recent fiscal year end and actual payouts from short- and long-term incentives to provide an estimate of the actual compensation that executives realized during the period. Performance of the respective company is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally and then ranked in order to form an overall performance percentile ranking of the companies. Certain peers may be excluded if their complete data is not available.

As illustrated in the charts below, NuVasive’s pay-for-performance is in the target zone, with the area between the gray lines representing the alignment between pay and performance.

For the one-year period (Fiscal 2015), realizable pay for our CEO ranked in the 81st percentile of the peer group used for 2016 compensation benchmarking, and our overall performance ranked in the 71st percentile. For the three-year period (Fiscal 2013 through 2015), realizable pay for our NEOs ranked in the 75th percentile of the peer group used for 2016 compensation benchmarking, and our composite performance ranked in the 93rd percentile. Based on this analysis, the Committee is satisfied with the alignment of realizable compensation for our CEO with the performance of the Company during the period reviewed. The Committee expects to continue to periodically review the alignment of pay and performance, including as may be required to comply with regulations issued by the SEC, which are currently in proposed form.

Process for Determining Named Executive Officer Compensation

Historically, the Committee had been ultimately responsible for decisions relating to compensation for our NEOs, including the CEO. In July 2016, the Committee re-evaluated the roles and responsibilities related to CEO compensation decisions and modified these responsibilities such that the Committee would recommend CEO compensation actions to the full Board for approval. While historically the Board had been consulted with and informed of CEO compensation actions, the Committee and the Board believes formalizing the process requiring Board approval of CEO compensation actions is best practice from a governance perspective. For compensation of the Company’s other NEOs, the Committee considers recommendations from, and discusses decisions with, its external consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant, to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive. Additionally, the

Committee takes into account guidance from our investor base that results from our stockholder outreach efforts noted above and the recommendations of the CEO referenced below. The Committee also oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2016, the Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee Charter, which can be found under the “Highlights” tab of the Governance section of the Company’s Investor Relations website at www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and taking action on executive compensation matters. The CEO works closely with other members of the management team to develop management’s recommendations and perspective on the alignment of executive compensation with the business strategy. The EVP, Global Human Resources, Chief Financial Officer, and EVP, General Counsel and their respective teams, regularly attend Committee meetings and are involved with providing input to the Committee. The Committee ultimately makes all compensation decisions, other than the CEO as described above, and may exercise its discretion in making decisions that may or may not reflect management’s recommendations.

Role of Consultants. Until August 2016, the Committee retained the services of Willis Towers Watson as its independent compensation consultant. Effective August 2016, the Committee retained a new independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on its executive and non-employee Director compensation practices and the 2017 compensation framework. In each case, the independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Representatives from Willis Towers Watson and FW Cook attended Committee meetings during 2016.

Additionally, the Committee engaged an independent consulting firm, RHR International, in 2016 to facilitate the CEO’s 2016 performance assessment. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust CEO evaluation.

In 2016, the Committee concluded after careful assessment under applicable SEC and Nasdaq rules that the engagement of Willis Towers Watson, FW Cook and RHR International raised no conflict of interest that would prevent any one of them from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately, and then reviews the total compensation package as a whole, to determine whether compensation for each NEO is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. In assessing whether NEO compensation is competitive, the Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation levels, the Committee does not solely rely upon a stated benchmarking percentile in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, including the peer group and published survey sources listed below. This practice allows the Committee increased flexibility in determining the suitability of overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. On an annual basis, the Committee performs an assessment of the appropriate peer group for compensation benchmarking. In July 2015, the Committee reviewed our 2015 peer group in order to determine whether the companies included were appropriate for 2016 based on several criteria, including comparable size based on revenue and market capitalization, comparable industry, peer groups as listed by ISS Corporate Services and Glass Lewis and available compensation data.

As a result of this review, the Committee determined to add two companies, Stryker and Zimmer Biomet, resulting in a peer group comprised of 17 companies as set forth below (our “2016 Peer Group”):

2016 Peer Group
• Align Technology	• Masimo
• CONMED	• ResMed
• Globus Medical	• Dentsply Sirona (formerly Sirona Dental Systems)
• Haemonetics	• STERIS
• IDEXX Laboratories	• Stryker
• Illumina	• Thoratec
• Integer Holdings Corp (formerly Greatbatch, Inc.)	• Wright Medical Group, NV (formerly Wright Medical Group, Inc.)
• Integra LifeSciences	• Zimmer Biomet
• Intuitive Surgical

The resulting 2016 Peer Group reflects primarily medical device companies with comparable size in revenue and market capitalization. Specifically, as of December 31, 2016, all but five companies (Dentsply Sirona, Illumina, Intuitive Surgical, Stryker and Zimmer Biomet) met the peer group size constraints that a well-known proxy advisory firm has established, which are revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. At the time the Committee established the peer group in July 2015, Sirona Dental Systems met such peer group size constraints, but as result of the merger of Sirona Dental Systems and DENTSPLY International in February 2016, Dentsply Sirona is a substantially larger company. Further, while Illumina (a local, San Diego headquartered biotechnology company), Intuitive Surgical (a manufacturer of minimally invasive surgical robotics), Stryker (a medical technologies company) and Zimmer Biomet (an orthopedic products company) each have revenues and/or market capitalizations in excess of the size constraints that ISS Corporate Services has established, we compete with these companies for recruitment and retention. Additionally, we compete directly with the spine divisions of Stryker and Zimmer Biomet and we often find ourselves in competition with these companies for the recruitment and retention of top talent.

As part of the annual peer group review process, the Committee reviewed the peer group again in July 2016 to establish the peer group for 2017 compensation benchmarking. For 2017, the Company determined to remove two companies: (i) Thoratec (acquired by St. Jude Medical in October 2015) and (ii) Sirona Dental Systems (merged with DENTSPLY International in February 2016). Additionally, the peer group was updated to reflect the following two name changes: (i) Greatbatch, Inc. changed its name to Integer Holdings Corporation in June 2016 and (ii) Wright Medical Group, Inc. merged with

Tornier NV in October 2015 and was renamed Wright Medical Group, NV. No other changes were made for 2017.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

Determining Executive Compensation for 2016

In making compensation determinations for our NEOs for 2016, the Committee (and the Board in the case of the 2016 bonus payout to the CEO) considered competitive market pay-related data and other factors such as company performance, individual goals and objectives, realizable pay data, and tally sheets. Tally sheets include a multi-year look-back of total compensation, including annual cash compensation, long-term incentive awards granted and earned, and benefits and perquisites. Tally sheets also include a cumulative inventory of equity grants by fiscal year, including the value of outstanding equity at various stock prices. The tally sheets bring together in one place, all elements of NEO actual compensation and information about wealth accumulation so that the Committee can analyze the individual elements and mix of compensation and the aggregate total amount of annual and accumulated compensation.

For 2016, executive goals and objectives were established primarily based on the Company’s operating plan, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. Mr. Lucier reviewed his actual performance with the Board periodically during the year, and at the end of the year, he participated in a formal review process with RHR International. RHR International gathered feedback from Board members and CEO direct reports and compiled a report based on that feedback. The final report was reviewed by the Board and discussed with Mr. Lucier in February 2016. The Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, as well as peer group and survey data in the CEO’s 2016 base salary, target annual bonus and annual LTI award. For our remaining NEOs, our CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations.

2016 Base Salary. In establishing the 2016 base salaries, the Committee determined to increase the base salaries of Mr. Blackford, EVP and CFO, Head of Strategy and Corporate Integrity, and Mr. Link, President, U.S. Commercial. Mr. Blackford received an increase in base salary of 1.4% and Mr. Link received an increase in base salary of 3%, in each case, to reflect performance and competitive pay dynamics effective with the first pay period in March 2016. While Mr. Hannon did not receive a base salary increase in March 2016, he did receive an annual base salary increase to $575,000 effective in September 2016 in connection with his increased responsibility and promotion to President and COO. As summarized above, the base salary for Mr. Roschak was determined in connection with the new hire compensation package designed to retain him after consummation of the Ellipse Technologies acquisition. Mr. Lucier did not receive a base salary increase in 2016.

2016 Annual Performance Bonus. In February 2016, the Committee approved the terms of the 2016 Performance Bonus Plan (the “2016 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus (the “2016 NEO Cash Bonuses”) based on the achievement of Company and individual performance goals. During the year, the Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with 2015 Bonus Plan design, the maximum bonus opportunity is 200% of target.

The 2016 Bonus Plan was designed to be performance-based compensation, so that bonus awards could be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Committee approved a full-year non-GAAP earnings per share (“EPS”) hurdle applicable to NEOs at the beginning of 2016, which was intended to establish a performance condition in compliance with 162(m) of the Tax Code. This non-GAAP EPS performance hurdle had to be satisfied before any payout could be made under the 2016 Bonus Plan. As the performance hurdle was met for 2016, it allowed the Committee (and the Board in the case of the 2016 bonus payout to the CEO) to determine actual payouts based on achievement of the financial performance and individual contributions discussed below.

At the beginning of the year, the Committee approves funding guidelines that include payout scenarios for various levels of Company financial performance. For 2016, the Company selected revenue and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value. The Company definition of these metrics for purposes of the 2016 Bonus Plan are as follows: (i) Revenue calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that close after January 1, 2016 and (ii) Non-GAAP (pro-forma) Operating Margin calculated from the year-end financial statements (which includes the cost of Annual Bonus payouts), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2016. The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core growth in revenue and operating margin. Because Ellipse Technologies was a substantial acquisition that occurred early in the year (in February 2016) the Committee specifically approved the impact of the acquisition for inclusion in both the financial performance metrics and actual results.

The table below sets forth the Revenue and non-GAAP Operating Margin performance goals and funding guidelines at the threshold, target, and maximum funding levels for 2016, as well as the actual results.

				Performance Goals (1)			Funding Guideline (1)
Metric ($ in millions)	Weighting	Target Goal	Actual Result	Threshold	Maximum	Actual	Threshold	Maximum	Actual	Weighted Result
Revenue	50%	$930.0	$929.4	91.6%	108.1%	99.9%	50%	200%	99.6%	103%
Non-GAAP Operating Margin	50%	15.9%	16.01%	89.5%	107.9%	100.7%	50%	200%	106.9%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

While the funding of the annual performance bonus is based on the Company’s financial performance, the Committee believes that it is important to differentiate actual payouts based on individual performance as reflected in each executive’s demonstrated leadership, business unit or functional achievements and demonstrated results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board in the case of the CEO) to holistically consider the performance of each executive and their contribution to the overall success of the Company.

For 2016, the Committee (and the Board in the case of the CEO) determined that each NEO performed at a high level when compared against the executive’s individual performance goals and that strong operational performance of our NEOs had resulted in significant revenue and profitability growth, as well as the achievement of multiple strategic initiatives. During 2016, the Committee (and the Board in the case of the CEO) noted the following significant contributions by the NEOs:

Name, Position	2016 Accomplishments
Gregory T. Lucier, Chairman and CEO

✓    Grewrevenue at a multiple of spine market growth rates and exceeded revenue targets by posting 2016 total global revenue of $962.1 million, an increase of approximately 18.6% on a reported basis and 18.4% on a constant currency basis over 2015

✓    Exceeded profitability targets by delivering a GAAP operating margin of 12.8% for 2016 and a non-GAAP operating margin of 16.1% (a reconciliation of certain non-GAAP financial measures is provided in Appendix 1)

✓    Drove total shareholder return (“TSR”) during 2016 of 24.5%, a result only achieved by those in the 73rd percentile of the S&P 500

✓    Attracted high caliber leaders to further enhance the diverse skills of NuVasive’s Board of Directors, with the addition of three new non-employee directors (Robert Friel, Donald Rosenberg and Michael O’Halleran) and one employee director (Patrick Miles)

✓    Made significant progress toward our goal of 100% self-manufacturing by building out and bringing online a new state-of-the-art manufacturing facility in West Carrollton, Ohio

✓    Reached agreement with Medtronic to settle over eight years of intellectual property litigation

✓    Achieved higher employee engagement, including a 95% shareowner engagement survey participation rate

Jason M. Hannon, President and COO

✓    Drove international revenue of $138.7 million, an increase of approximately 31.7% compared to 2015

✓    Enhanced our international surgeon education and engagement efforts and contributed to internal goals to drive more than 3% of global revenue from new surgeons

✓    Established new international headquarters in Amsterdam and recruited and built-out international team to support future growth

Name, Position	2016 Accomplishments
Quentin S. Blackford, EVP and CFO, Head of Strategy and Corporate Integrity

✓    Drove rigorous budgeting and financial control processes that contributed to achievement of profitability targets, including a GAAP operating margin of 12.8% for 2016 and a non-GAAP operating margin of 16.1% (a reconciliation of certain non-GAAP financial measures is provided in Appendix 1)

✓    Deployed nearly $490 million in capital to complete several acquisitions, including the acquisitions of Ellipse Technologies and Biotronic NeuroNetwork

✓    Improved the Company’s capital structure and financial flexibility by issuing $650 million of convertible notes due 2021 and establishing a $150 million credit facility

✓    Drove stockholder engagement efforts and increased interest from investors, contributing to NuVasive being named to S&P MidCap 400

Matthew W. Link, President, U.S. Commercial

✓    Drove U.S. revenue of $831.7 million, an increase of over 16% compared to 2015, and representing over 86% of the Company’s revenue

✓    Hired record number of field sales positions, including long-tenured, competitive sales representatives who we expect to contribute to our sales growth in future years

✓    Led commercial integrations associated with the acquisitions of Ellipse Technologies and Biotronic NeuroNetwork

✓    Expanded services business and building capital equipment sales capabilities

✓    Drove commercial strategy for service line partnerships

Edmund J. Roschak, CEO, NuVasive Specialized Orthopedics

✓    Successful integration of Ellipse Technologies into NuVasive

✓    Leadership of NSO business following acquisition by NuVasive and development of future NSO business strategy

✓    Achieved annual revenue and profitability targets for NSO in the year of acquisition

Patrick S. Miles, former President and COO

✓    Drove product and technology innovation including several product launches and key regulatory clearances

✓    Enhanced our U.S. surgeon education and engagement efforts and contributed to internal goals to drive more than 3% of global revenue from new surgeons

✓    Assisted with the evaluation of new technology opportunities and helped develop long-term strategy with respect to imaging, navigation and automation

After considering the funding guidelines and each NEO’s contribution to the Company’s 2016 performance, the Board approved a bonus award payout to our CEO at 106% of target and the Committee approved bonus award payouts to our other NEOs that range from 100% to 115% of target, as set forth in the table below. As a comparison, bonus award payouts for the broader organization ranged from 0% to 200% of target.

Following is a summary of the actual annual 2016 bonus awards for the NEOs and a comparison relative to their target awards. The bonuses were awarded under the NuVasive, Inc. 2014 Executive Incentive Compensation Plan approved by stockholders on May 14, 2014.

Name, Position	2016 Annual Base Salary (1)	2016 Target Cash Bonus (% of Base Salary)	2016 Target Cash Bonus Amount	2016 Actual Cash Bonus Amount	2016 Award (% of Target)
Gregory T. Lucier, Chairman and CEO	$800,000	130%	$1,040,000	$1,100,000	106%
Jason M. Hannon, President and COO	$575,000	100%	$ 575,000	$ 575,000	100%
Quentin S. Blackford, EVP and CFO, Head of Strategy and Corporate Integrity	$454,500	90%	$ 409,050	$ 435,000	106%
Matthew W. Link, President, U.S. Commercial	$454,616	90%	$ 409,154	$ 470,000	115%
Edmund J. Roschak, CEO, NuVasive Specialized Orthopedics	$450,000	70%	$ 315,000	$ 315,000	100%
Patrick S. Miles, former President and COO (2)	$400,137	100%	$ 400,137	$ 412,000	103%

(1)	Reflects annual base salary rate in effect on December 31, 2016.

(2)	Reflects base salary pro-rated for the period he served as President and COO, January 1—September 11, 2016.

One-time Cash Performance Bonus related to Ellipse Technologies Acquisition: As summarized above, Mr. Roschak joined NuVasive in February 2016 in connection with our acquisition of Ellipse Technologies and now leads our NSO division as Chief Executive Officer, NuVasive Specialized Orthopedics. In connection with the new hire compensation package designed to retain him after consummation of the Ellipse Technologies acquisition, Mr. Roschak was provided with a one-time cash performance bonus targeted at $500,000 for successfully achieving the 2016 NSO business plan. Specifically, the NSO achieved 2016 net revenue (pro-forma for the period January 1, 2016—December 31, 2016 and calculated in accordance with the bonus award terms) of $64.1 million, which resulted in a one-time cash performance bonus payout of $636,900 to Mr. Roschak.

2016 Long-Term Incentive Awards—Annual Grant. To continue to directly align LTI awards with stockholder value creation while managing our burn rate and dilution, the Committee awarded the 2016 LTI awards to NEOs in a combination of RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). Following is a summary of the annual 2016 LTI awards for the NEOs.

Name, Position	Total 2016 LTI Target Award Value ($) (1)	RSUs (1)(2)		PRSUs (2,3)		Performance Cash (4) ($)
		($)	(# of shares)	($)	(# of shares)
Gregory T. Lucier, Chairman and CEO	$5,000,000	$2,500,000	60,010	$1,250,000	30,005	$1,250,000
Jason M. Hannon, President and COO	$1,100,000	$ 550,000	13,203	$ 275,000	6,602	$ 275,000
Quentin S. Blackford, EVP and CFO, Head of Strategy and Corporate Integrity	$1,100,000	$ 550,000	13,203	$ 275,000	6,602	$ 275,000
Matthew W. Link, President, U.S. Commercial	$1,200,000	$ 600,000	14,403	$ 300,000	7,202	$ 300,000
Edmund J. Roschak, CEO, NuVasive Specialized Orthopedics (2)	$1,100,000	$ 550,000	11,143	$ 275,000	5,572	$ 275,000
Patrick S. Miles, former President and COO	$1,600,000	$ 800,000	19,204	$ 400,000	9,602	$ 400,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2016 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan.

(2)

The annual 2016 LTI awards were granted on March 1, 2016, except that Mr. Roschak’s awards were granted April 1, 2016. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($41.66 per share on March 1, 2016 and $49.36 on April 1, 2016). Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0%—250% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(4)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0%—150% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year period.

2016 RSUs (50% of total target award value): The Committee believes RSUs provide NEOs an ownership stake in the Company and, by providing an ownership stake in the Company, RSUs align the financial interests of our NEOs with stockholders’ interests. The Committee also believes RSUs aid in retention and provide value to our executives. The RSUs granted to our NEOs as part of the annual 2016 LTI award were designed to be performance-based compensation, so that these RSUs could be tax deductible under Section 162(m) of the Tax Code. The Committee approved a non-GAAP EPS hurdle applicable to these RSUs, which was intended to establish a performance condition in compliance with 162(m) of the Tax Code. This non-GAAP EPS performance hurdle had to be satisfied before the RSUs will vest. As the performance hurdle was met, these RSUs will cliff vest after three years (as compared to RSUs granted in 2015, which were subject to ratable 25% annual vesting over four years).

2016 PRSUs (25% of total target award value): PRSUs are intended to reward our executives for the achievement of specified multi-year performance goals. As performance-based compensation, PRSUs will only vest if the performance goals are achieved during the specified performance period. For 2016, the Committee selected TSR over the three-year performance period as the sole performance metric under the 2016 PRSUs because it believes TSR is a good indicator of stockholder value creation.

The Company’s three-year TSR for the 2016 PRSUs is measured as the change in (i) the average closing price of the Company’s common stock over the last 20 trading days leading up to and including December 31, 2018 plus dividends paid during the three-year period relative to (ii) the average closing price of the Company’s common stock over the last 20 trading days immediately preceding March 1, 2016. The target TSR is the median TSR (using the same calculation methodology) of the companies comprising the S&P 500 Index. Achievement of a Company three-year TSR at the 100th percentile of the index will result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded if the Company’s three-year TSR is below the 35th percentile of the index. Earned awards will cliff vest on March 1, 2019. If the Company does not meet the minimum performance target, then the PRSUs will not vest and no shares will be delivered to the NEO.

2016 Performance Cash Awards (25% of total target award value): The performance cash awards granted to the NEOs in 2016 provide a potential cash payout (ranging from 0%—150% of the NEO’s target award value) in the first quarter of 2019 based on the Company’s performance relative to the Committee’s specific established non-GAAP Operating Margin target for 2018. Although the Committee recognized that using non-GAAP Operating Margin could potentially be duplicative if the same metric will be a component of the future 2018 annual bonus program, the Committee selected 2018 non-GAAP Operating Margin as the performance metric for the 2016 performance cash award because it believes management should be incentivized to provide multi-year operating margin expansion results and that non-GAAP Operating Margin is a key driver of stockholder value. The Committee believes that it has set a challenging, yet attainable, forward-looking 2018 non-GAAP Operating Margin goal.

2016 Long-Term Incentive Awards—Role Changes.

In addition to the 2016 annual LTI awards granted to Mr. Miles, as described above, the Board granted Mr. Miles a RSU award with a target economic value on the date of grant of $1,000,000 in recognition of his continued dedication and critical leadership on NuVasive’s executive team. The RSU award was granted on March 1, 2016 and will vest 25% annually over four years. In connection with his role change to Vice Chairman in September 2016 (see list of job duties on page 31), Mr. Miles was granted a one-time PRSU award that provided for a 1:1 share match, based on the number of “Qualifying Shares” owned by Mr. Miles and held through the five-year performance period ending September 11, 2021. Mr. Miles purchased 16,967 shares of Company common stock for an aggregate of approximately $1.0 million and agreed to hold an additional 25,430 shares of his existing Company common stock, for an aggregate of 42,397 Qualifying Shares. The PRSUs were granted based on a target number of shares (42,397 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period ending September 11, 2021 and (ii) Mr. Miles holds the Qualifying Shares for the duration of the five-year period. Achievement of a Company stock price of $100 per share or greater will result in Mr. Miles receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Miles would receive no shares if the Company’s stock price is below $70 per share. These matching PRSUs will be forfeited if Mr. Miles sells, or otherwise disposes of the Qualifying Shares prior to September 11, 2021. The Board believes that this PRSU award, which provided for a sizeable upfront investment and long-term commitment to the Company will retain and incentivize Mr. Miles and drive significant focus on the goal of creating long-term stockholder value.

The following table sets forth the Company’s per share stock price targets for the matching PRSUs granted to Mr. Miles.

Vesting Percentage of Matching PRSUs (1)	End of Period Company Per Share Stock Price (2)
200%	$100.00 per share or greater
175%	$95.00 per share
150%	$85.00 per share
125%	$80.00 per share
100%	$78.00 per share
75%	$76.00 per share
50%	$74.00 per share
35%	$72.00 per share
25%	$70.00 per share
0%	<$70.00 per share

(1)	Expressed as a percentage of matching PRSUs granted. Achievements between threshold and maximum are based on a linear interpolation.

(2)

Average closing price per share of Company common stock (adjusted for certain stock splits, stock dividends, reclassifications and the like) over the 15 consecutive days ending with and including September 11, 2021.

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

	2012	2013	2014	2015	2016
Share Usage Rate (1)	3.25%	3.26%	1.95%	1.99%	1.85%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our other shareowners. We do not provide tax gross-ups to our executives for company benefits, personal expenses or in the event that excise taxes are incurred following a qualifying termination in connection with a change in control.

We may provide additional benefits to our NEOs in special circumstances, such as the payment of cost-of-living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. Prior to being named President and Chief Operating Officer in September 2016, Mr. Hannon served as Executive Vice President, International, and was based in our offices in Amsterdam, the Netherlands. In that role, Mr. Hannon received certain expatriate benefits under our Expatriate Policy that are consistent with benefits provided to other Company expatriates. During fiscal 2016, Mr. Hannon was the only NEO on an expatriate assignment. The perquisites and other personal benefits we provided to our NEOs during 2016, including detailed information on Mr. Hannon’s expatriate benefits, are further quantified below in the Summary Compensation Table.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or shareowners. Our NEOs are eligible to participate in our 401(k) defined contribution plan. We do provide a company matching contribution up to 3.0% of compensation for all shareowners, including our NEOs, to help attract and retain top talent as well as support our shareowners’ retirement readiness. Also, on January 1, 2016, the Deferred Compensation Plan became effective which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan.

Historically, our NEOs have participated in our ESPP, which is available to all of our shareowners, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Tax Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2016, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. In November 2015, the Board approved the amendment of our Corporate Governance Guidelines, including changes to our stock ownership guidelines, which resulted in an increase in stock ownership requirements for our executives and our non-employee

Directors. Our Board believes strongly in aligning executive and board member interests with that of our stockholders and believes increasing stock ownership guidelines for our executives and non-employee Directors furthers that alignment. Our CEO is now required to hold a number of shares of the Company’s common stock with a value equal to five times (5x) the CEO’s base salary. All other NEOs, as well as other executives holding the title of Executive Vice President, are required to hold a number of shares with a value equal to two times (2x) their base salary. All other individuals holding a position of Vice President or higher are required to hold a number of shares of the Company’s common stock with a value equal to one times (1x) their base salary. Non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times (5x) the annual cash retainer paid to them for service as a member of our Board. Each such shareowner, including the CEO and other executive officers, and non-employee Directors, is required to achieve this ownership guideline within five years of being designated to the respective position. Any person who was already an officer or non-employee Director on the date the stock ownership guidelines were adopted is required to achieve this ownership guideline by January 4, 2017. All NEOs achieved their stock ownership guideline requirement prior to or promptly after becoming an NEO.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. In July 2014, the Committee approved an amendment to our ESPP that requires shares purchased through the ESPP to be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement; however, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Employment, Severance and Change in Control Arrangements

CEO Letter Agreement (Gregory T. Lucier). On May 22, 2015, the Company entered into a Letter Agreement (the “Lucier Agreement”) with Mr. Lucier to serve as the Company’s Chief Executive Officer and Chairman of the Board. The Lucier Agreement set out certain terms of Mr. Lucier’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2015 equal to 115% of base salary. The Lucier Agreement also provides for the grant of LTI awards to Mr. Lucier that the Board structured in a manner to be highly tied to the Company achieving specific financial and operational targets, including TSR performance, specific stock price hurdles, revenue growth, and growth in non-GAAP operating margins. The Lucier Agreement provided for annual 2015 LTI awards with a target economic grant value of $5.0 million, as well as a one-time PRSU with a target economic grant value of $7.0 million that will vest only if certain TSR performance is achieved relative to the S&P 500 Index over the four year performance period beginning May 1, 2015 and ending April 30, 2019. If the Company’s TSR performance relative to the S&P 500 Index is between the 35th percentile and the 100th percentile, these awards will cliff vest on May 22, 2019, ranging between 25%-200% of the target amount of PRSUs. Mr. Lucier was also granted a one-time PRSU award that provided for a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period. Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5.0 million (the “Purchased Shares”) for purposes of the matching PRSU award. The PRSUs were granted based on a target number of shares (112,491 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period ending May 22, 2020 and (ii) Mr. Lucier holds such Purchased Shares for the duration of the five-year period. Achievement of a Company stock price of $100 per share or greater will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Lucier would receive no shares if the Company’s stock price is below $70 per share. These matching PRSUs will be forfeited if Mr. Lucier sells, or otherwise disposes of the Purchased Shares prior to May 22, 2020. The Lucier Agreement provides these awards, and all future LTI awards granted to Mr. Lucier, shall be subject to accelerated vesting based on service and performance achieved in the event that Mr. Lucier’s employment is involuntarily terminated without cause, and for full accelerated vesting at target in the event of death or disability. The foregoing information is a summary of select terms from agreements entered into with Mr. Lucier, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Patrick S. Miles). On September 11, 2016, the Company entered into a Letter Agreement (the “Miles Agreement”) with Mr. Miles to serve as the Company’s Vice Chairman. The Miles Agreement set out certain terms of Mr. Miles’s employment and provides for a three-year term of employment during which Mr. Miles’ annual compensation will be $500,000, payable in a combination of cash and LTI awards, at Mr. Miles’ election. In the event Mr. Miles’ employment and his membership on our Board of Directors terminates during the three-year term, other than as a result of his voluntary resignation or a termination as the result of his breach of the Miles Agreement, or if his tenure as a Board member ends after the three-year term, other than as the result of his breach of the Miles Agreement, Mr. Miles will be offered the opportunity to serve as a consultant for the Company for a period up to September 11, 2021. The Miles Agreement also provided for a one-time PRSU award that provided for a 1:1 share match, based on the number of “Qualifying Shares” owned by Mr. Miles and held through the five-year performance period ending September 11, 2021. As further discussed above under the heading “2016 Long-Term Incentive Awards—Role Changes”, the PRSUs were granted based on a target number of shares (42,397 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period ending September 11, 2021 and (ii) Mr. Miles holds the Qualifying Shares for the duration of the five-year period. Pursuant to the Miles Agreement, Mr. Miles agreed that, for a one year period following the termination of his employment for any reason, he will not engage in certain activities competitive with the Company’s business, nor will he hire or solicit former or current employees nor solicit the business of any customers. The foregoing information is a summary of select terms from agreements entered into with Mr. Miles, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Vesting Agreement (Edmund J. Roschak). On January 4, 2016, the Company entered into a Vesting Agreement (the “Vesting Agreement”) with Mr. Roschak in connection with the acquisition of Ellipse Technologies. As a stockholder of Ellipse Technologies at the time of the acquisition, Mr. Roschak was entitled to receive cash consideration from the Company for his equity interests in Ellipse Technologies in connection with the acquisition. The Vesting Agreement provided that a portion of the consideration payable to Mr. Roschak at the closing of the acquisition would be held back and become payable subject to Mr. Roschak’s continued employment with the Company for a period of six months following the closing. As Mr. Roschak remained employed with the Company throughout this period, the hold back, in the amount of $1.7 million, was paid to Mr. Roschak in August 2016. Although this amount relates directly to Mr. Roschak’s equity interests in Ellipse Technologies, since the hold back was subject to Mr. Roschak’s continued employment with the Company, the amount of the hold back is reflected as compensation in the Summary Compensation Table. This amount reflects a portion of the cash consideration received by Mr. Roschak in the acquisition. Mr. Roschak, like other former stockholders of Ellipse Technologies, received cash consideration for his equity interests at the closing of the acquisition in February 2016, and he will receive his share of the contingent consideration payable to the former stockholders of Ellipse Technologies, which is expected to occur in April 2017. As discussed above, Mr. Roschak was also provided with a one-time cash performance bonus targeted at $500,000 for successful achievement of the 2016 NSO business plan. As NSO achieved 2016 net revenue (pro-forma for the period January 1, 2016—December 31, 2016 and calculated in accordance with the bonus award terms) of $64.1 million, Mr. Roschak received a one-time cash performance bonus payout of $636,900.

NuVasive, Inc. Executive Severance Plan. The Company maintains the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”), which was designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). With respect to Mr. Lucier, termination shall be treated as involuntary in the event he terminates his employment within ninety (90) days of being dismissed from the Board. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our CEO consist of customary outplacement assistance and a lump-sum cash payment equal to the sum of (i) the executive’s annual base salary, (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her annual incentive bonus target for the year in which the termination of employment occurs, and (iii) the after-tax cost of health benefits for a period of one (1) year from the date of termination of employment. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a lump-sum cash severance payment equal to the sum of: (i) two times (2x) the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs; (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her cash performance award for the year in which termination of employment occurs based on actual performance for the relevant performance period; and (iii) the after-tax cost of health benefits for a period of two (2) years from the date of termination of employment. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of the respective, above-described employment termination events—presumed, for illustrative purposes, to have been effective at December 31, 2016—are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements. On May 13, 2014, the Committee approved and adopted a form of change in control agreement (the “Change in Control Agreements”), which was designed to cover the Company’s CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreements require a “double-trigger” of events before any respective severance benefits are payable; there must be a change in control of the Company (as defined in the Change in Control Agreements) and the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreements) or by the executive for good reason (as defined in the Change in Control Agreements) either in contemplation of the change in control or within a period of twenty-four (24) months following the change in control. The severance benefits under the Change in Control Agreement consists of (i) a lump-sum cash severance payment equal to the sum of (A) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six (6) months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three (3) calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of twenty-four (24) months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model).

The specific amounts of compensation payable to each applicable NEO upon a benefit-triggering termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design. Section 162(m) of the Tax Code (“Section 162(m)”), generally limits the deductibility of certain non “performance-based” compensation in excess of $1,000,000 paid in any one (1) year to our NEOs. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) as a factor in designing our compensation programs and arrangements. As described above, our annual and long-term incentive awards are determined in part based upon the achievement of certain predetermined financial performance goals of the Company, which is intended to better enable the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as “performance-based” compensation under Section 162(m). The rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as “qualified performance-based compensation” under Section 162(m) and/or deductible by the Company.

While we will continue to monitor our compensation programs in light of Section 162(m), the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders. In addition to the foregoing, the Committee also considers the accounting consequences to the Company of different compensation decisions and programs. While factors in the decision making process, neither Section 162(m), nor accounting consequences, compels any particular decision.

Trading Controls and Hedging, Short Sale and Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during announced trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to a shareowner or Director as compensation (or any designee of such shareowner or Director) or held, directly or indirectly by, a shareowner or Director. Further, the Company prohibits its Directors, officers and other shareowners from pledging Company securities as collateral for margin loans.

A Look Ahead

As mentioned previously, the Committee values feedback from stockholders and has made additional design changes to the 2017 Annual Long-Term Incentive Award program to further align the interests of our NEOs with internal financial metrics that drive our strategy while still incorporating relative TSR through the following mix.

•	25% performance cash awards that cliff vest after three years based on 2019 Revenue goals as the primary metric with a relative TSR modifier;

•	25% PRSU awards that cliff vest after three years based on 2019 non-GAAP operating margin goals as the primary metric with a relative TSR modifier; and

•	50% RSU awards that cliff vest after three years (as compared to vesting annually over four years for awards granted in 2015).

RSUs, PRSUs and performance cash awards granted to NEOs as part of the 2017 Annual Long-Term Incentive Award are designed to be performance-based compensation under the Tax Code and to be fully tax deductible, and they include a 2017 non-GAAP EPS performance goal, which must be satisfied before they will vest.

The Committee believes this aligns with stockholder feedback in that it (i) further aligns the interests of our NEOs with internal financial metrics that drive our strategy (while still incorporating relative TSR as a modifier), (ii) supports an annual expected share usage burn rate of 2.0% or less, and (ii) balances retention with performance-based awards that focus NEOs on metrics that drive long-term stockholder value.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chairperson)

Peter C. Farrell

Robert F. Friel

Donald J. Rosenberg

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chairperson), Peter C. Farrell, Robert F. Friel and Donald J. Rosenberg. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2016, 2015 and 2014, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and 2016 Position	Year	Salary($)	Bonus ($)	Stock Awards (1)($)	Option Awards($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation (3)($)	Total (4)($)
Gregory T. Lucier (5)	2016	$800,000	—	$ 4,130,788	—	$1,100,000	$ 19,827	$ 6,050,615
Chairman and CEO	2015	$585,088		$19,492,882		$1,058,000	$ 33,095	$21,169,066
Jason M. Hannon (6)	2016	$489,456	—	$ 908,856	—	$ 575,000	$ 964,667	$ 2,937,978
President and COO	2015	$454,230	—	$ 852,590	—	$ 349,757	$ 406,134	$ 2,062,711
	2014	$454,086	—	$ 1,227,495	—	$ 381,553	$ 3,426	$ 2,066,560
Matthew W. Link (7)	2016	$452,409	—	$ 991,458	—	$ 470,000	$ 8,623	$ 1,922,490
President, U.S. Commercial
Quentin S. Blackford (8)	2016	$453,450	—	$ 908,856	—	$ 435,000	$ 3,158	$ 1,800,464
EVP and CFO, Head of Strategy and Corp. Integrity	2015	$447,711	—	$ 1,023,059	—	$ 363,258	$ 1,577	$ 1,835,605
	2014	$380,513	—	$ 883,424	—	$ 348,600	$ 2,820	$ 1,615,357
Edmund J. Roschak (9)	2016	$397,769	—	$ 962,124	—	$ 951,900	$1,732,964	$ 4,044,757
CEO, NuVasive Specialized Orthopedics, Inc.
Patrick S. Miles (10)	2016	$553,125	—	$ 5,842,562	—	$ 412,000	$ 18,943	$ 6,826,630
Vice Chairman (former President and COO)	2015	$574,573	—	$ 2,364,067	—	$ 569,250	$ 8,983	$ 3,516,873
	2014	$545,717	—	$ 1,508,180	—	$ 589,680	$ 9,794	$ 2,653,371

(1)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 9, 2017.

(2)

Amounts in this column reflect cash bonuses paid under the 2016 Annual Performance Bonus Plan. For Mr. Roschak, amount includes a payout in the amount of $315,000 for the 2016 Annual Performance Bonus Plan and a one-time cash performance bonus in the amount of $636,900 for successful achievement of the 2016 NSO business plan, as discussed in “One-time Cash Performance Bonus related to Ellipse Technologies Acquisition” above.

(3)

Amounts in this column represent the total amount of perquisites and personal benefits, including: (i) annual executive physical examinations; (ii) group term life insurance; (iii) certain benefits associated with expatriate assignments; (iv) certain benefits provided in connection with participation in our sales incentive award trip; (v) spousal attendance at certain events and functions; and (v) other taxable benefits.

(4)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(5)

All Other Compensation for 2016 includes $2,000 for an executive physical, $2,622 for group term life insurance, $3,748 related to spousal attendance at certain events and functions, $7,952 related to the sales incentive award trip, and $3,505 in other taxable benefits.

(6)

Prior to being named President and COO in September 2016, Mr. Hannon served as EVP, International, and was based in our offices in Amsterdam, the Netherlands. In that role, Mr. Hannon received certain expatriate benefits in 2015 and 2016, which are included in “All Other Compensation.” In fiscal 2016, Mr. Hannon’s expatriate benefits included $314,703 related to housing, goods and services, car, education, language and travel, and $644,991 for tax reimbursements and equalization made to and on behalf of Mr. Hannon in connection with his expatriate assignment in Amsterdam. These expatriate benefits are consistent with the benefits we provide to other employees on expatriate assignments. All Other Compensation for 2016 also includes $2,100 for an executive physical, $1,031 for group term life insurance and $1,842 in other taxable benefits.

(7)	All Other Compensation for 2016 includes $2,100 for an executive physical, $1,025 for group term life insurance, $3,817 related to the sales incentive award trip, and $1,681 in other taxable benefits.

(8)	All Other Compensation for 2016 includes $2,100 for an executive physical, $925 for group term life insurance and $133 in other taxable benefits.

(9)

Mr. Roschak joined NuVasive in February 2016 in connection with the Company’s acquisition of Ellipse Technologies and now leads the Company’s NSO division as Chief Executive Officer, NuVasive Specialized Orthopedics. Amounts in the “All Other Compensation” column reflect a portion of the consideration payable to Mr. Roschak at the closing of the acquisition that was held back and became payable subject to Mr. Roschak’s continued employment with the Company for a period of six months following the closing.

(10)

Mr. Miles is considered an NEO based on his role as President and COO through September 2016. In September 2016, Mr. Miles assumed the role of Vice Chairman. All Other Compensation for 2016 includes $2,100 for an executive physical, $2,622 for group term life insurance, $2,983 related to spousal attendance at certain events and functions, $7,952 related to the sales incentive award trip, and $3,286 in other taxable benefits.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2016.

	Grant Date	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)						Estimated Possible Payments Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards (3) ($)
Name		Threshold($)		Target($)		Maximum($)		Threshold(#)		Target(#)		Maximum(#)
Gregory T. Lucier
- 2016 Annual Bonus	—	$260,000	(4)	$1,040,000	(5)	$2,080,000	(6)	—		—		—		—		—
- 2016 Performance Cash	3/1/2016	$312,500	(7)	$1,250,000	(8)	$1,875,000	(9)	—		—		—		—		—
- 2016 Performance RSUs	3/1/2016	—		—		—		7,501	(10)	30,005	(11)	75,013	(12)	—		$1,630,772
- 2016 RSUs	3/1/2016	—		—		—		—		—		—		60,010	(13)	$2,500,017
Jason M. Hannon
- 2016 Annual Bonus	—	$143,750	(4)	$575,000	(5)	$1,150,000	(6)	—		—		—		—		—
- 2016 Performance Cash	3/1/2016	$ 68,750	(7)	$275,000	(8)	$ 412,500	(9)	—		—		—		—		—
- 2016 Performance RSUs	3/1/2016	—		—		—		1,651	(10)	6,602	(11)	16,505	(12)	—		$358,819
- 2016 RSUs	3/1/2016	—		—		—		—		—		—		13,203	(13)	$550,037
Matthew W. Link
- 2016 Annual Bonus	—	$102,289	(4)	$409,154	(5)	$ 818,308	(6)	—		—		—		—		—
- 2016 Performance Cash	3/1/2016	$ 75,000	(7)	$300,000	(8)	$ 450,000	(9)	—		—		—		—		—
- 2016 Performance RSUs	3/1/2016	—		—		—		1,801	(10)	7,202	(11)	18,005	(12)	—		$391,429
- 2016 RSUs	3/1/2016	—		—		—		—		—		—		14,403	(13)	$600,029
Quentin S. Blackford
- 2016 Annual Bonus	—	$102,263	(4)	$409,050	(5)	$ 818,100	(6)	—		—		—		—		—
- 2016 Performance Cash	3/1/2016	$ 68,750	(7)	$275,000	(8)	$ 412,500	(9)	—		—		—		—		—
- 2016 Performance RSUs	3/1/2016	—		—		—		1,651	(10)	6,602	(11)	16,505	(12)	—		$358,819
- 2016 RSUs	3/1/2016	—		—		—		—		—		—		13,203	(13)	$550,037
Edmund J. Roschak
- 2016 Annual Bonus	—	$ 78,750	(4)	$315,000	(5)	$ 630,000	(6)	—		—		—		—		—
- NSO Performance Bonus (14)	1/4/2016	—		$500,000		$1,000,000		—		—		—		—		—
- 2016 Performance Cash	4/1/2016	$ 68,750	(7)	$275,000	(8)	$ 412,500	(9)	—		—		—		—		—
- 2016 Performance RSUs	4/1/2016	—		—		—		1,393	(10)	5,572	(11)	13,930	(12)	—		$412,105
- 2016 RSUs	4/1/2016	—		—		—		—		—		—		11,143	(13)	$550,018
Patrick S. Miles
- 2016 Annual Bonus	—	$100,034	(4)	$400,137	(5)	$ 800,274	(6)	—		—		—		—		—
- 2016 Performance Cash	3/1/2016	$100,000	(7)	$400,000	(8)	$ 600,000	(9)	—		—		—		—		—
- 2016 Performance RSUs	3/1/2016	—		—		—		2,401	(10)	9,602	(11)	24,005	(12)	—		$521,869
- 2016 RSUs	3/1/2016	—		—		—		—		—		—		19,204	(13)	$800,039
- Role Change RSUs (15)	3/1/2016	—		—		—		—		—		—		24,004	(13)	$1,000,007
- Matching Performance RSUs (16)	9/11/2016	—		—		—		10,599		42,397		84,794		—		$3,520,647

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2016 Annual Bonus reflects potential cash payments under the 2016 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2016 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2016 Performance Cash reflects potential cash payments under performance cash awards granted as part of annual LTI award; no amounts were paid to our NEOs with respect to these awards for 2016.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in “2016 Long-Term Incentive Awards—Annual Grant” and “2016 Long-Term Incentive Awards—Role Changes” above.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 9, 2017.

(4)

The Threshold payment is based upon 91.6% achievement of the revenue goal and failing to achieve at least the 89.5% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(5)	The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “2016 Annual Performance Bonus” above.

(6)

The Maximum payment is based upon achievement of $1.00 of Non-GAAP EPS and is guided by 108.1% or greater achievement of the revenue goal and 107.9% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(7)

The Threshold payment is based upon 85% achievement of the non-GAAP operating margin goals for 2018. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(8)

The Target payment is based upon 100% achievement of the non-GAAP operating margin goals for 2018. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 100% of their respective Target payment.

(9)

The Maximum payment is based upon 108.75% achievement of the non-GAAP operating margin goals for 2018. Under this scenario and assuming the other conditions to the award are met, our NEOs would earn 150% of their respective Target payment.

(10)

The Threshold number of PRSUs is based upon a TSR percentile ranking of 35% relative to the S&P 500 Index during the performance period March 1, 2016—December 31, 2018. Under this scenario, our NEOs would earn 25% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(11)

The Target number of PRSUs is based upon achieving a 50th percentile TSR ranking relative to the S&P 500 Index during the performance period March 1, 2016—December 31, 2018. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs.

(12)

The Maximum number of PRSUs is based upon a TSR percentile ranking of 100% relative to the S&P 500 Index over a three-year performance period. Under this scenario, our NEOs would earn 250% of their respective Target grant of PRSUs.

(13)	RSU awards granted to our NEOs and other executive officers are subject to a performance hurdle, which must be satisfied before vesting can occur.

(14)

Reflects one-time cash performance bonus for achievement of the 2016 NSO business plan. The bonus target of $500,000 was based on parameters (established in January 2016) intended to provide an incentive for achieving the NSO business plan in the year of acquisition. Achievement of $62 million in NSO 2016 net revenue (pro-forma for the period January 1, 2016—December 31, 2016), would result in a target payout of $500,000. Failure to achieve $62 million would result in a payout of zero. Achievement in excess of $62 million would result in a payout above target, up to a maximum of $1,000,000.

(15)

Reflects RSU award granted to Mr. Miles in March 2016 in recognition of his continued dedication and critical leadership on NuVasive’s executive team as discussed above under the heading “2016 Long-Term Incentive Awards—Role Changes.”

(16)

Reflects matching PRSU award granted to Mr. Miles in September 2016 in connection with his role change to Vice Chairman as discussed above under the heading “2016 Long-Term Incentive Awards—Role Changes.” This award provides for a 1:1 share match, based on the number of “Qualifying Shares” owned by Mr. Miles and held through the five-year performance period ending September 11, 2021. The Threshold number of PRSUs is based upon the achievement of an absolute share price hurdle of $70.00 per share at the end of the performance period. Under this scenario, Mr. Miles would earn 25% of his respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero. The Target number of PRSUs is based upon the achievement of an absolute share price hurdle of $78.00 per share at the end of the performance period. Under this scenario, Mr. Miles would earn 100% of his respective Target grant of PRSUs. The Maximum number of PRSUs is based upon the achievement of an absolute share price hurdle of $100.00 per share at the end of the performance period. Under this scenario, Mr. Miles would earn 200% of his respective Target grant of PRSUs.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2016.

Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gregory T. Lucier	—	—	—	—	41,993	(4)	$2,828,648	387,277	(5)	$26,086,979
Jason M. Hannon	97,375	—	$34.82	1/2/2019	24,752	(6)	$1,667,295	25,126	(7)	$1,692,487
	48,540	—	$32.80	1/4/2020
Matthew W. Link	7,500	—	$38.78	1/2/2018	37,890	(8)	$2,552,270	26,926	(9)	$1,813,735
	500	—	$34.82	1/2/2019
	12,500	—	$44.24	4/1/2020
	260	—	$26.62	1/3/2021
Quentin S. Blackford	3,500	—	$38.68	2/9/2019	26,763	(10)	$1,802,756	26,190	(11)	$1,764,158
	1,042	—	$29.95	2/19/2020
	3,645	—	$26.62	1/3/2021
Edmund J. Roschak	—	—	—	—	—		—	16,715	(12)	$1,125,922
Patrick S. Miles	2,871	—	$34.82	1/2/2019	49,795	(13)	$3,354,191	103,720	(14)	$6,986,579
	2,605	—	$32.80	1/4/2020
	8,224	—	$26.62	1/3/2021
	2,604	—	$27.46	1/28/2021

(1)	All option awards have vested and have a term of ten years.

(2)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

(3)	Computed by multiplying the number of vested shares underlying an RSU or PRSU by $67.36, the closing market price of our common stock on December 31, 2016.

(4)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: 41,993 RSUs granted on May 22, 2015, which are now subject to vesting in four equal annual installments beginning on February 1, 2016.

(5)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 27,996 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017; (ii) 156,775 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2019; (iii) 112,491 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2020; and (iv) 30,005 PRSUs subject to performance-based vesting requirements over fiscal years 2016-2018. Also includes 60,010 RSUs granted on March 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2019.

(6)

Represents RSUs granted subject to non-GAAP EPS performance hurdles that have been satisfied and certified, as follows: (i) 4,397 RSUs granted on February 19, 2014, which are now subject to vesting in three equal annual installments beginning on February 1, 2015; and (ii) 7,980 RSUs granted on February 17, 2015, which are now subject to vesting in four equal annual installments beginning on February 1, 2016. Also includes 12,375 PRSUs granted on February 19, 2014; as the performance condition has been met for these PRSUs, these PRSUs are subject to vesting in two equal annual installments beginning on February 1, 2016.

(7)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 5,321 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017; and (ii) 6,602 PRSUs subject to performance-based vesting requirements over fiscal years 2016-2018. Also includes 13,203 RSUs granted on March 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2019.

(8)

Represents (i) 12,936 RSUs granted on January 1, 2013, which are subject to vesting in four equal annual installments beginning on January 1, 2014; and (ii) 1,250 RSUs granted on July 1, 2013, which are subject to vesting in four equal annual installments beginning on March 1, 2014. Represents RSUs granted subject to non-GAAP EPS performance hurdles that have been satisfied and certified, as follows: (i) 4,122 RSUs granted on February 19, 2014, which are now subject to vesting in three equal annual installments beginning on February 1, 2015; and (ii) 7,980 RSUs granted on February 17, 2015, which are now subject to vesting in four equal annual installments beginning on February 1, 2016. Also includes 11,602 PRUs granted on February 19, 2014; as the performance condition has been met for these PRSUs, these PRSUs are subject to vesting in two equal annual installments beginning on February 1, 2016.

(9)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 5,321 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017; and (ii) 7,202 PRSUs that are subject to performance-based vesting requirements over fiscal years 2016-2018. Also includes 14,403 RSUs granted on March 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2019.

(10)

Represents (i) 5,339 RSUs granted on February 26, 2013, which are subject to vesting in four equal annual installments beginning on February 1, 2014; and (ii) 11,848 RSUs granted on January 26, 2014, which are subject to vesting in four equal annual installments beginning on January 1, 2015. Represents RSUs granted subject to non-GAAP EPS performance hurdles that have been satisfied and certified, as follows: 9,576 RSUs granted on February 17, 2015, which are now subject to vesting in four equal annual installments beginning on February 1, 2016.

(11)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 6,385 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017; and (ii) 6,602 PRSUs that are subject to performance-based vesting requirements over fiscal years 2016-2018. Also includes 13,203 RSUs granted on March 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2019.

(12)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: 5,572 PRSUs subject to performance-based requirements over fiscal years 2016-2018. Also includes 11,143 RSUs granted on April 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 1, 2019.

(13)

Represents 16,797 RSUs granted on May 1, 2015, which are subject to vesting in four equal annual installments beginning on May 1, 2016. Represents RSUs granted subject to non-GAAP EPS performance hurdles that have been satisfied and certified, as follows: (i) 5,303 RSUs granted on February 19, 2014, which are now subject to vesting in three equal annual installments beginning on February 1, 2015; and (ii) 12,768 RSUs granted on February 17, 2015, which are now subject to vesting in four equal annual installments beginning on February 1, 2016. Also includes 14,927 PRSUs granted on February 19, 2014; as the performance condition has been met for these PRSUs, these PRSUs are subject to vesting in two equal annual installments beginning on February 1, 2016.

(14)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 8,513 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017; (ii) 9,602 PRSUs subject to performance-based vesting requirements over fiscal years 2016-2018; and (iii) 42,397 PRSUs subject to performance-based vesting requirements over fiscal years 2016-2021. Also includes 43,208 RSUs granted on March 1, 2016 subject to a non-GAAP EPS performance hurdle for fiscal 2016. As of December 31, 2016, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, 24,004 of these RSUs are subject to vesting in four equal annual installments beginning on March 1, 2017 and 19,204 of these RSUs are subject to vesting in full on March 1, 2019.

2016 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our NEOs and RSUs and PRSUs that vested during the fiscal year ended December 31, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Gregory T. Lucier	—	—	13,998	$652,307
Jason M. Hannon	104,085	$3,201,411	27,749	$1,293,103
Matthew W. Link	—	—	43,581	$2,170,393
Quentin S. Blackford	—	—	18,831	$963,795
Edmund J. Roschak	—	—	—	—
Patrick S. Miles	64,028	$928,406	39,253	$1,864,694

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate price of such shares on the date of exercise.

(2)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2016, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid-out can only be determined at the time of such executive’s separation from the Company. For purposes of this illustrative exercise, an effective date of December 31, 2016 was used and the target award amount was used for performance-based awards with open performance periods.

The following table describes the potential payments upon termination or change in control of NuVasive for Gregory T. Lucier, NuVasive’s Chairman and Chief Executive Officer assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$4,720,000	(3)	—	$8,274,002	(4)
Long-Term Incentive Acceleration	—	$6,914,402	(5)	—	$31,415,627	(6)
Health Benefits (7)	—	$78,969		—	$78,969
Outplacement Assistance	—	$25,000		—	—
Total:	—	$11,738,370		—	$39,768,598

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $800,000 with annual incentive opportunity equal to 130% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to two times (2x) the executive’s annual base salary and target annual bonus plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016) and pro-rated based on the number of full months of service in accordance with the terms of respective award. Unvested performance-based awards are presented assuming they are paid out at target except that unvested Share-Purchase Match PRSUs are reflected as not being earned since the Company’s closing stock price on 12/31/2016 was $67.36. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Jason M. Hannon, NuVasive’s President and Chief Operating Officer assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$1,150,000	(3)	—	$3,375,027	(4)
Long-Term Incentive Acceleration	—	—		—	$4,184,849	(5)
Health Benefits	—	$48,066	(6)	—	$98,055	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$1,223,066		—	$7,657,931

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $575,000 with annual incentive opportunity equal to 100% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew W. Link, NuVasive’s President, U.S. Commercial assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$863,770	(3)	—	$2,779,731	(4)
Long-Term Incentive Acceleration	—	—		—	$4,916,006	(5)
Health Benefits	—	$38,778	(6)	—	$79,107	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$927,548		—	$7,774,844

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $454,616 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Quentin S. Blackford, NuVasive’s Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$863,550	(3)	—	$2,736,173	(4)
Long-Term Incentive Acceleration	—	—		—	$4,141,914	(5)
Health Benefits	—	$36,681	(6)	—	$74,830	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$925,231		—	$6,952,917

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $454,500 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Edmund J. Roschak, CEO of NuVasive Specialized Orthopedics, Inc., assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control
Cash Severance	—	$450,000	(2)	—	$450,000	(2)
Long-Term Incentive Acceleration	—	—		—	$1,400,922	(3)
Health Benefits	—	—		—	—
Outplacement Assistance	—	—		—	—
Total:	—	$450,000		—	$1,850,922

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $450,000 with annual incentive opportunity equal to 70% of base salary.

(2)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary.

(3)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

The following table describes the potential payments upon termination or change in control of NuVasive for Patrick S. Miles, NuVasive’s Vice Chairman (former President and COO) assuming an effective date of December 31, 2016:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause		Termination for Cause	Termination Following Change in Control (2)
Cash Severance	—	$900,137	(3)	—	$3,569,055	(4)
Long-Term Incentive Acceleration	—	—		—	$5,374,418	(5)
Health Benefits	—	$36,614	(6)	—	$74,692	(7)
Outplacement Assistance	—	$25,000		—	—
Total:	—	$961,751		—	$9,018,165

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $500,000 and 2016 pro-rated annual incentive opportunity equal to $400,137 per employment agreement, Sept. 2016.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $67.36 per share (the closing price on December 31, 2016). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

Director Compensation

Our non-employee Directors receive cash retainers (payable quarterly) and equity awards in the form of RSUs for their service on our Board. No Director compensation is paid to any Director who is also an employee of the Company. In 2015, the Compensation Committee undertook a review of our non-employee Director compensation program and based on the recommendations of the Compensation Committee, the Board approved changes to the program for 2016, including changes to the cash retainers payable for Board service, as well as the Director equity awards.

Cash Retainers. The new Director compensation program for 2016 eliminated the fees for members of each Board Committee and increased the Board retainer, the Committee Chair retainers for the Audit Committee and the Compensation Committee, and the Lead Independent Director retainer. These changes were effective for the fiscal quarter ending June 30, 2016. The following table sets forth the cash retainers payable to our Directors in 2016:

Position	2016 Annual Retainer	2015 Annual Retainer
Board	$65,000	$50,000
Lead Independent Director*	$20,000	$15,000
Audit Committee—Member	—	$15,000
Audit Committee—Chairperson*	$20,000	$20,000
Nominating and Corporate Governance Committee—Member	—	$5,000
Nominating and Corporate Governance Committee—Chairperson *	$10,000	$10,000
Compensation Committee—Member	—	$10,000
Compensation Committee—Chairperson *	$20,000	$15,000

*	Lead Independent Director and Committee Chair retainers are in addition to the other retainers.

On January 1, 2016, the Deferred Compensation Plan became effective which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan.

Equity Awards. The new Director compensation program for 2016 continued our practice of granting Directors an annual RSU award (with 1-year cliff vesting), which is designed to align with each year of service on the Board. For continuing Directors, the annual RSU award is granted on the date of the annual meeting of stockholders and vests on the earlier of the twelve (12)-month anniversary of the grant date and the next annual meeting of stockholders. For newly-elected Directors, the annual RSU award is granted upon election to the Board, with a value pro-rated based on length of service prior to the next annual meeting of stockholders. Effective for the fiscal quarter ending June 30, 2016, we increased the amount of the annual RSU award from $125,000 to $150,000. In addition, we grant our newly-elected Directors an initial RSU award (with two-year vesting). The amount of the initial grant of RSUs for newly-elected Directors remained unchanged at $200,000 in 2016. For all RSU awards granted to Directors, we determine the number of RSUs awarded using the grant date fair value (closing price) on the date of grant.

All RSU awards granted to Directors under the 2014 EIP are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the 2014 EIP), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option annually to make an election before December 31st of the calendar year prior to the year an award is issued for settlement of each annual RSU award on an earlier, specified date no sooner than the vesting date.

Under our Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors, subject to the terms of the stock ownership guidelines. Each such non-employee Director is required to achieve this ownership guideline within five (5) years of becoming a non-employee Director. Each of our non-employee Directors with five or more years of service are in compliance with our stock ownership guidelines.

Director Summary Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2016:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)		All Other Compensation (3) ($)	Total ($)
Jack R. Blair (4)	$48,750	—		$10,691	$59,441
Vickie L. Capps	$66,250	$150,046		$2,250	$218,546
Peter C. Farrell, Ph.D., AM.	$75,000	$150,046		$2,250	$227,296
Robert F. Friel (5)	$48,750	$383,318	(6)	$1,225	$433,293
Lesley H. Howe	$95,000	$150,046		$3,863	$248,909
Leslie V. Norwalk, Esq.	$66,250	$150,046		$1,650	$217,946
Michael D. O’Halleran (7)	$16,250	$319,678	(6)	—	$335,928
Donald J. Rosenberg (8)	$48,750	$383,318	(6)	$3,292	$435,360
Daniel J. Wolterman	$73,750	$150,046		$3,015	$226,811

(1)

During the fiscal year ended December 31, 2016, Messrs. Lucier and Miles were members of the Board and Named Executive Officers of the Company. As compensation information for Messrs. Lucier and Miles is included in the Executive Compensation—2016 Summary Compensation Table above, amounts are not separately provided in the Director Summary Compensation Table.

(2)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 9, 2017.

(3)

Amounts in this column represent the total amount of perquisites and personal benefits, including spousal travel and entertainment and other taxable benefits. For Mr. Blair, amounts also include the value of gifts and honors provided to Mr. Blair in connection with his retirement and in recognition of his over fourteen years of service to NuVasive.

(4)	Retired from the Board of Directors in May 2016.

(5)	Elected to the Board of Directors in February 2016.

(6)	Represents the grant date value of a prorated Annual RSU award and an Initial RSU award, which are provided to each newly elected non-employee Director.

(7)	Elected to the Board of Directors in August 2016.

(8)	Elected to the Board of Directors in February 2016.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2016 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2018 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2018 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2018 Annual Meeting of Stockholders is December 5, 2017; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2018 more than 30 days before or after the one-year anniversary date of our 2017 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before December 5, 2017 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after December 5, 2017 (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2018 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 18, 2018), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 17, 2018). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

April 5, 2017

APPENDIX 1

This Proxy Statement includes the following non-GAAP financial measures: non-GAAP operating margin and non-GAAP EPS. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Full Year 2016 Results Non-GAAP Operating Margin % (% is rounded to the nearest tenth)
Non-GAAP Gross Margin % [A]	76.6%
Non-cash purchase accounting adjustments on acquisitions (1)	(1.5%)

GAAP Gross Margin [B]	75.0%
GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	55.5%
Non-GAAP Research & Development Expense [D]	5.0%
In-process research & development	0.0%

GAAP Research & Development Expense [E]	5.0%
Litigation liability [F]	(4.5)%
Amortization of intangible assets [G] (2)	4.4%
Business transition costs [H] (3)	1.9%
Non-GAAP Operating Margin % [A-C-D]	16.1%

GAAP Operating Margin % [B-C-E-F-G-H]	12.8%

1.      Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

2.      Excludes the amortization associated with non-controlling interest.

3.      Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs and other costs directly associated with such activities.

Reconciliation of Full Year 2016 Results GAAP Net Income per Share to Non-GAAP Earnings per Share
(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP Net Income	$37,147	$0.69
Litigation liability gain	(43,310)
Business transition costs (1)	18,138
Non-cash interest expense on convertible notes	19,539
Non-cash purchase accounting adjustments on acquisitions (2)	14,747
Loss on repurchases of convertible notes	19,085
Amortization of intangible assets (3)	40,712
Tax effect of adjustments (4)	(19,602)

Adjustments to GAAP net income	49,309

Non-GAAP Earnings	$86,456	$1.66

GAAP weighted shares outstanding—diluted		54,102

Non-GAAP weighted shares outstanding—diluted		51,981

1.    Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs and other costs directly associated with such activities.

2.     Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

3.     Excludes the amortization associated with non-controlling interest.

4.     The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of approximately 37% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from approximately 29% to 37%.

nuvasive
ANNUAL MEETING OF NUVASIVE, INC.
Date: May 18, 2017
Time: 8:00 AM (Local Time)
Place: 7475 Lusk Boulevard, San Diego, CA 92121
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NUVASIVE, INC.
The Board of Directors recommends you vote FOR the following Director nominees for election to the Company’s Board of Directors:
1: Election of Directors
Nominees: For Against Abstain
1a. Gregory T. Lucier
1b. Leslie V. Norwalk
1c. Michael D. O’Halleran
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
3: Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2016.
The Board of Directors recommends you vote 1 Year (an annual vote) on the following proposal: 1 Year 2 Years 3 Years Abstain
4: Approval of a non-binding advisory vote on the frequency of the stockholders’ advisory vote on executive compensation in the future.
NOTE: The Board of Directors recommends that you vote FOR proposals 1, 2, and 3 above and vote ONE YEAR for proposal 4 above. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will have discretionary authority to vote the shares represented by this proxy on those matters.
Signature Date
Signature (Joint Owners) Date
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2017 Notice and Proxy Statement for the 2017 Annual Meeting of Stockholders of NuVasive, Inc. and the Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.proxydocs.com/NUVA.
Please separate carefully at the perforation and return just this portion in the envelope provided.
NUVASIVE
NUVASIVE, INC.
2017 Annual Meeting of Stockholders
May 18, 2017 8:00 AM
This proxy is solicited by the Board of Directors
INTERNET
Go To
www.proxypush.com/nuva
• Cast your vote online.
• View Meeting Documents.
VOTE BY:
OR
MAIL
TELEPHONE
Call
1-866-217-7017
• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
OR
• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Quentin S. Blackford, Carol A. Cox and Joan B. Stafslien, or any one of them, with full power of substitution, proxies to vote at the 2017 Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 on May 18, 2017 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
All votes must be received by 11:59 P.M., Eastern Time, May 17, 2017. Continued and to be signed on reverse side
PROXY TABULATOR FOR
NUVASIVE, INC.
P.O. BOX 8016
CARY, NC 27512-9903
EVENT#
CLIENT#

Please separate carefully at the perforation and return just this portion in the envelope provided.
NUVASIVE, INC.
7475 LUSK BOULEVARD
SAN DIEGO, CA 92121
VOTE BY INTERNET - www.proxypush.com/NUVA
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-866-217-7017
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR
BLACK INK AS FOLLOWS: